                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130789

 BEAR
STEARNS                                                           Morgan Stanley

                        --------------------------------

                                      PWR17

                        --------------------------------

                                 $2,877,180,000
                                  (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                             ----------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

                             ----------------------

                                 AUGUST 30, 2007

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

TRANSACTION FEATURES

o     Sellers:

            ---------------------------------------------------------------------------------------
                                                       NO. OF     NO. OF     CUT-OFF DATE    % OF
                            SELLERS                    LOANS    PROPERTIES    BALANCE ($)    POOL
            ---------------------------------------------------------------------------------------

            Wells Fargo Bank, National Association      110        132       1,117,082,391    34.3%
            Bear Stearns Commercial Mortgage, Inc.       48        134         707,854,716    21.7%
            Principal Commercial Funding II, LLC         34         45         673,335,838    20.7%
            Prudential Mortgage Capital Funding, LLC     46         59         489,239,422    15.0%
            Nationwide Life Insurance Company            26         29         272,748,456     8.4%
            ---------------------------------------------------------------------------------------
                                              TOTAL:    264        399       3,260,260,823   100.0%
            ---------------------------------------------------------------------------------------

o     Loan Pool:

      o     Average Cut-off Date Balance: $12,349,473

      o     Largest mortgage loan by Cut-off Date Balance: $247,302,419

      o     Five largest and ten largest mortgage loans: 27.2% and 36.6% of the pool, respectively

o     Credit Statistics:

      o     Weighted average underwritten debt service coverage ratio of 1.33x

      o     Weighted average cut-off date loan-to-value ratio of 68.8%; weighted average balloon loan-to-value ratio of 64.0%

o     Property Types

                                   [PIE CHART]

                      Office                          38.0%
                      Retail                          20.3%
                      Hospitality                     14.9%
                      Multifamily                      9.5%
                      Mixed Use                        7.0%
                      Industrial                       6.7%
                      Other                            1.4%
                      Self Storage                     1.3%
                      Manufactured Housing Community   0.9%

*     "Other" includes theaters, recreational vehicle parks, parking lots and leased fee interests in land.

o     Call Protection:

      o     72.4% of the pool (176 loans) has a lockout period ranging from 24 to 54 payments from origination, then permits defeasance at least two years following securitization;

      o     11.4% of the pool (29 loans) has a lockout period ranging from 24 to
            35 payments from origination, then permits a prepayment with the greater of yield maintenance or a prepayment premium and also permits defeasance at least two years following securitization;

      o     10.7% of the pool (43 loans) has a lockout period ranging from 23 to
            59 payments from origination, then permits a prepayment with the greater of a prepayment premium or yield maintenance;

      o     5.0% of the pool (14 loans) has no lockout period, and permits the greater of a prepayment premium or yield maintenance;

      o     0.5% of the pool (2 loans) has a lockout period of 11 payments from origination, then permits the greater of a prepayment premium or yield maintenance for 24 payments, then permits defeasance or the greater of a prepayment premium or yield maintenance.

      Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

o     Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                                        2

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------
                                                                 WEIGHTED                                      APPROXIMATE
             INITIAL                                              AVERAGE      PRINCIPAL     ASSUMED FINAL       INITIAL
           CERTIFICATE       SUBORDINATION        RATINGS          LIFE         WINDOW       DISTRIBUTION      PASS-THROUGH
CLASS     BALANCE(1)(2)        LEVELS(3)       (FITCH / S&P)     (YRS.)(4)     (MOS.)(4)        DATE(4)          RATE(5)
---------------------------------------------------------------------------------------------------------------------------

 A-1        $101,750,000        30.000%           AAA/AAA          3.39         1 - 58          07/2012%
---------------------------------------------------------------------------------------------------------------------------
 A-2        $194,050,000        30.000%           AAA/AAA          4.85         58 - 60         09/2012%
---------------------------------------------------------------------------------------------------------------------------
 A-3        $311,800,000        30.000%           AAA/AAA          6.79         81 - 83         08/2014%
---------------------------------------------------------------------------------------------------------------------------
 A-AB       $132,000,000        30.000%           AAA/AAA          7.15        60 - 109         10/2016%
---------------------------------------------------------------------------------------------------------------------------
 A-4      $1,178,257,000        30.000%           AAA/AAA          9.76        109 - 119        08/2017%
---------------------------------------------------------------------------------------------------------------------------
 A-1A       $364,325,000        30.000%           AAA/AAA          8.62         1 - 119         08/2017%
---------------------------------------------------------------------------------------------------------------------------
 A-M        $326,026,000        20.000%           AAA/AAA          9.87        119 - 119        08/2017%
---------------------------------------------------------------------------------------------------------------------------
 A-J        $268,972,000        11.750%           AAA/AAA          9.95        119 - 120        09/2017%
---------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (6)

-----------------------------------------------------------------------------------------------------------------------------
              INITIAL
            CERTIFICATE                                            WEIGHTED                                      APPROXIMATE
            BALANCE OR                                              AVERAGE      PRINCIPAL     ASSUMED FINAL       INITIAL
             NOTIONAL          SUBORDINATION        RATINGS          LIFE         WINDOW       DISTRIBUTION      PASS-THROUGH
CLASS        AMOUNT(1)            LEVELS         (FITCH / S&P)     (YRS.)(4)     (MOS.)(4)        DATE(4)          RATE(5)
-----------------------------------------------------------------------------------------------------------------------------

  X      $3,260,260,823(7)           --             AAA/AAA            --          -----               --             %
-----------------------------------------------------------------------------------------------------------------------------
  B         $28,527,000          10.875%            AA+/AA+          9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  C         $44,829,000           9.500%             AA/AA           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  D         $24,452,000           8.750%            AA-/AA-          9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  E         $20,376,000           8.125%             A+/A+           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  F         $28,527,000           7.250%              A/A            9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  G         $32,603,000           6.250%             A-/A-           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  H         $36,678,000           5.125%           BBB+/BBB+         9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  J         $32,603,000           4.125%            BBB/BBB          9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  K         $32,602,000           3.125%           BBB-/BBB-         9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  L         $12,226,000           2.750%            BB+/BB+          9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  M         $12,226,000           2.375%             BB/BB           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  N         $12,226,000           2.000%            BB-/BB-          9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  O          $8,151,000           1.750%             B+/B+           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  P          $4,075,000           1.625%              B/B            9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  Q          $8,151,000           1.375%             B-/B-           9.96        120 - 120        09/2017%
-----------------------------------------------------------------------------------------------------------------------------
  S         $44,828,823              --              NR/NR          10.08        120 - 142        07/2019%
-----------------------------------------------------------------------------------------------------------------------------

Notes:

      (1)   Subject to a permitted variance of plus or minus 5%.

      (2)   For purposes of making distributions to the Class A-1, Class A-2,
            Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 218 mortgage loans, representing approximately 88.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 46 mortgage loans, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 97.6% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties. Additionally, Loan Group
            2 includes 2 mortgage loans secured by mixed use properties. These 2 mortgage loans represent 1.0% of the initial mortgage pool balance and 9.2% of the initial loan group 2 balance. Generally, the Class
            A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A
            certificates has been reduced to zero, and the Class A-1A
            certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan
            Group 2 until the certificate principal balances of the Class A-1,
            Class A-2, Class A-3, Class A-AB and Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class S certificates have been reduced to zero,
            distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1,
            Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
            certificates, pro rata.

      (3)   The percentages indicated under the column "Subordination Levels"
            with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
            Class A-4 and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3, Class
            A-AB, Class A-4 and Class A-1A certificates in the aggregate.

      (4)   Based on the structuring assumptions, assuming 0% CPR, described in the Free Writing Prospectus.

      (5)   The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
            G, H, J, K, L, M, N, O, P, Q and S certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X certificates will accrue interest at a variable rate.

      (6)   To be offered privately pursuant to Rule 144A.

      (7)   The Class X Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

                                        3

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

I.  ISSUE CHARACTERISTICS

    Issue Type:                       Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J (the "Offered Certificates").
                                      Private (Rule 144A): Classes X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S.

    Securities Offered:               $2,877,180,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates, including eight principal and interest classes (Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J).

    Mortgage Loan Sellers:            Wells Fargo Bank, National Association ("WFB"); Bear Stearns Commercial Mortgage, Inc.
                                      ("BSCMI"); Principal Commercial Funding II, LLC ("PCFII"); Prudential Mortgage Capital
                                      Funding, LLC ("PMCF") and Nationwide Life Insurance Company ("NLIC").

    Co-lead Bookrunning Managers:     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

    Master Servicers:                 Wells Fargo Bank, National Association (with respect to the mortgage loans sold by WFB, BSCMI,
                                      PCFII and NLIC) and Prudential Asset Resources, Inc. (with respect to the mortgage loans sold by PMCF). Wells Fargo Bank will act as master servicer with respect to the DRA / Colonial
                                      Office Portfolio mortgage loan and the 1101 New York Avenue mortgage loan under the MLMT
                                      2007-C1 pooling and servicing agreement. Prudential Asset Resources, Inc. will act as master servicer with respect to the 32 Sixth Avenue mortgage loan under the BSCMSI 2007-PWR16 pooling and servicing agreement.

    Primary Servicers:                Principal Global Investors, LLC (with respect to the mortgage loans sold by PCF II) and
                                      Nationwide Life Insurance Company (with respect to the mortgage loans sold by NLIC).

    Special Servicer:                 Centerline Servicing, Inc. Centerline Servicing Inc. will act as special servicer with respect to the DRA / Colonial Office Portfolio mortgage loan and the 1101 New York Avenue mortgage loan under the MLMT 2007-C1 pooling and servicing agreement. Centerline Servicing Inc. will act as special servicer with respect to the 32 Sixth Avenue mortgage loan under the BSCMSI
                                      2007-PWR16 pooling and servicing agreement.

    Certificate Administrator:        Wells Fargo Bank, National Association

    Trustee:                          LaSalle Bank National Association

    Cut-Off Date: (1)                 September 1, 2007

    Expected Closing Date:            On or about September 27, 2007

    Determination Dates:              The 7th of each month (or if the 7th is not a business day, the next succeeding business day), commencing in October 2007)

    Distribution Dates:               The 4th business day following the Determination Date in each month, commencing in October
                                      2007.

    Minimum Denominations:            $25,000 for the Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J Certificates; with investments in excess of the minimum denominations made in multiples of $1.

    Delivery:                         DTC, Euroclear and Clearstream.

    ERISA/SMMEA Status:               Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J are expected to be ERISA eligible. No
                                      Class of Certificates is SMMEA eligible.

    Rating Agencies:                  The Offered Certificates will be rated by Standard & Poor's Ratings Services, a division of
                                      The McGraw-Hill Companies, Inc. and Fitch, Inc.

    Risk Factors:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                      "RISK FACTORS" SECTION OF THE FREE WRITING PROSPECTUS AND THE "RISK FACTORS" SECTION OF THE
                                      PROSPECTUS.

(1)   The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in September 2007 (or, in the case of any mortgage loan that has its first due date after September
      2007, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in September 2007 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        4

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

III. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
850,000     - 2,000,000                      22           33,563,279       1.0
2,000,001   - 3,000,000                      35           94,123,800       2.9
3,000,001   - 5,000,000                      53          211,472,632       6.5
5,000,001   - 7,000,000                      38          228,969,558       7.0
7,000,001   - 9,000,000                      28          228,246,517       7.0
9,000,001   - 11,000,000                     18          182,577,383       5.6
11,000,001  - 13,000,000                     14          165,063,959       5.1
13,000,001  - 15,000,000                     11          153,921,339       4.7
15,000,001  - 17,000,000                      6           94,350,442       2.9
17,000,001  - 19,000,000                      4           71,332,837       2.2
19,000,001  - 21,000,000                      7          139,150,000       4.3
21,000,001  - 31,000,000                     15          366,086,658      11.2
31,000,001  - 61,000,000                      6          233,300,000       7.2
61,000,001  - 80,000,000                      1           70,300,000       2.2
80,000,001  - 100,000,000                     1          100,000,000       3.1
100,000,001 - 247,302,419                     5          887,802,419      27.2
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
Min: 850,000                   Max: 247,302,419       Average: 12,349,473
------------------------------------------------------------------------------

STATE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                         MORTGAGED      CUT-OFF DATE      % OF
                                        PROPERTIES       BALANCE ($)      POOL
------------------------------------------------------------------------------
California                                   64          420,551,951      12.9
  Northern California                        29          212,296,239       6.5
  Southern California                        35          208,255,713       6.4
Texas                                        23          389,041,603      11.9
New York                                     31          316,159,343       9.7
Florida                                      21          207,432,383       6.4
Washington                                    8          154,501,331       4.7
District of Columbia                          2          133,000,000       4.1
Arizona                                      14          118,282,228       3.6
Pennsylvania                                 18          105,518,881       3.2
Michigan                                     18          100,205,224       3.1
New Jersey                                    9           91,830,207       2.8
Other                                       191        1,223,737,672      37.5
------------------------------------------------------------------------------
TOTAL:                                      399        3,260,260,823     100.0
------------------------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                         MORTGAGED      CUT-OFF DATE      % OF
                                        PROPERTIES       BALANCE ($)      POOL
------------------------------------------------------------------------------
Office                                       90        1,239,628,128      38.0
Retail                                       91          663,232,603      20.3
Hospitality                                 100          484,893,654      14.9
Multifamily                                  41          308,665,842       9.5
Mixed Use                                    17          228,647,204       7.0
Industrial                                   35          218,118,887       6.7
Other                                         6           44,218,756       1.4
Self Storage                                 14           42,895,981       1.3
Manufactured Housing
Community                                     5           29,959,767       0.9
------------------------------------------------------------------------------
TOTAL:                                      399        3,260,260,823     100.0
------------------------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
 5.3560 - 5.5000                             10           73,418,728       2.3
 5.5001 - 5.7500                             68        1,160,611,780      35.6
 5.7501 - 6.0000                             88          664,161,268      20.4
 6.0001 - 6.2500                             53          674,573,111      20.7
 6.2501 - 6.8700                             45          687,495,936      21.1
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 5.3560                       Max: 6.8700            Wtd Avg: 5.9765
------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
54 - 60                                      16          259,999,675       8.0
61 - 84                                      10          371,300,356      11.4
85 - 120                                    235        2,584,219,727      79.3
121 -144                                      3           44,741,065       1.4
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 54                                 Max: 144          Wtd Avg: 111
------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
53 - 60                                      16          259,999,675       8.0
61 - 84                                      10          371,300,356      11.4
85 - 120                                    237        2,625,366,997      80.5
121 - 142                                     1            3,593,795       0.1
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 53                                 Max: 142           Wtd Avg: 109
------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
Interest Only                                50        1,133,970,169      34.8
240                                           2           25,452,633       0.8
241 - 300                                    20          173,429,712       5.3
301 - 360                                   188        1,901,255,470      58.3
361 - 420                                     4           26,152,839       0.8
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Non Zero Min: 240                      Max: 420       Non Zero Wtd Avg: 354
------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
Interest Only                                50        1,133,970,169      34.8
239 - 240                                     2           25,452,633       0.8
241 - 360                                   208        2,074,685,182      63.6
361 - 420                                     4           26,152,839       0.8
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Non Zero Min: 239                      Max: 420       Non Zero Wtd Avg: 353
------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
 1.04 - 1.20                                 98          960,573,642      29.5
 1.21 - 1.30                                 77          916,596,202      28.1
 1.31 - 1.40                                 30          602,908,568      18.5
 1.41 - 1.50                                 19          487,438,829      15.0
 1.51 - 1.60                                 14           98,661,063       3.0
 1.61 - 1.70                                  6           30,540,057       0.9
 1.71 - 1.80                                  2           11,387,156       0.3
 1.81 - 1.90                                  3           27,683,771       0.8
 1.91 - 2.00                                  2           13,274,308       0.4
 2.01 - 2.10                                  4           36,997,147       1.1
 2.11 - 2.20                                  1            6,986,784       0.2
 2.21 - 2.30                                  1            6,192,484       0.2
 2.31 - 2.50                                  1           14,000,000       0.4
 2.51 - 3.00                                  3           30,031,351       0.9
 3.01 - 4.03                                  3           16,989,464       0.5
------------------------------------------------------------------------------
 TOTAL:                                     264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 1.04                           Max: 4.03           Wtd Avg: 1.33
------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
24.6 - 40.0                                   7           53,213,299       1.6
40.1 - 45.0                                   6           31,309,000       1.0
45.1 - 50.0                                   7          169,577,586       5.2
50.1 - 55.0                                   7           33,229,070       1.0
55.1 - 60.0                                  19           97,144,592       3.0
60.1 - 65.0                                  33          490,502,989      15.0
65.1 - 70.0                                  49          541,618,280      16.6
70.1 - 75.0                                  70          879,884,064      27.0
75.1 - 80.0                                  66          963,781,943      29.6
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 24.6                              Max: 80.0         Wtd Avg: 68.8
------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE
                                          MORTGAGE      CUT-OFF DATE      % OF
                                             LOANS       BALANCE ($)      POOL
------------------------------------------------------------------------------
 23.6 - 30.0                                  6           35,218,040       1.1
 30.1 - 35.0                                  2           16,776,620       0.5
 35.1 - 40.0                                  5           32,571,454       1.0
 40.1 - 45.0                                  7          152,051,452       4.7
 45.1 - 50.0                                 16          145,356,019       4.5
 50.1 - 55.0                                 29          141,444,489       4.3
 55.1 - 60.0                                 28          179,603,066       5.5
 60.1 - 65.0                                 57        1,009,901,481      31.0
 65.1 - 70.0                                 59          636,994,855      19.5
 70.1 - 75.0                                 42          415,257,926      12.7
 75.1 - 79.5                                 13          495,085,419      15.2
------------------------------------------------------------------------------
TOTAL:                                      264        3,260,260,823     100.0
------------------------------------------------------------------------------
 Min: 23.6                              Max: 79.5        Wtd Avg: 64.0
------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. Certain of the loan-to-value ratios are based on "as stabilized" or other values rather than "as-is" values as described in the Free
Writing Prospectus.

                                        5

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
935,000 - 2,000,000                          14           21,978,982       0.8
2,000,001 - 3,000,000                        32           86,057,740       3.0
3,000,001 - 5,000,000                        47          186,838,697       6.5
5,000,001 - 7,000,000                        28          169,285,896       5.8
7,000,001 - 9,000,000                        20          163,777,629       5.7
9,000,001 - 11,000,000                       14          143,086,445       4.9
11,000,001 - 13,000,000                      12          142,266,129       4.9
13,000,001 - 15,000,000                      10          139,421,339       4.8
15,000,001 - 17,000,000                       6           94,350,442       3.3
17,000,001 - 19,000,000                       4           71,332,837       2.5
19,000,001 - 21,000,000                       7          139,150,000       4.8
21,000,001 - 31,000,000                      12          293,786,658      10.1
31,000,001 - 61,000,000                       5          186,500,000       6.4
61,000,001 - 80,000,000                       1           70,300,000       2.4
80,000,001 - 100,000,000                      1          100,000,000       3.5
100,000,001 - 247,302,419                     5          887,802,419      30.7
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
Min: 935,000                    Max: 247,302,419         Average: 13,284,106
------------------------------------------------------------------------------

STATE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                         MORTGAGED      CUT-OFF DATE      LOAN
                                        PROPERTIES       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
California                                  51           349,616,460      12.1
    Northern California                     23           176,855,538       6.1
    Southern California                     28           172,760,922       6.0
Texas                                       21           340,247,141      11.7
New York                                    26           262,759,343       9.1
Florida                                     21           207,432,383       7.2
Washington                                   7           148,701,331       5.1
District of Columbia                         2           133,000,000       4.6
Pennsylvania                                18           105,518,881       3.6
Arizona                                     12            99,992,849       3.5
New Jersey                                   9            91,830,207       3.2
Alabama                                     10            81,398,524       2.8
Other                                      175         1,075,438,094      37.1
------------------------------------------------------------------------------
TOTAL:                                     352         2,895,935,214     100.0
------------------------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                         MORTGAGED      CUT-OFF DATE      LOAN
                                        PROPERTIES       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
Office                                      90         1,239,628,128      42.8
Retail                                      91           663,232,603      22.9
Hospitality                                100           484,893,654      16.7
Industrial                                  35           218,118,887       7.5
Mixed Use                                   15           194,947,204       6.7
Other                                        6            44,218,756       1.5
Self Storage                                14            42,895,981       1.5
Manufactured Housing Community               1             8,000,000       0.3
------------------------------------------------------------------------------
TOTAL:                                     352         2,895,935,214     100.0
------------------------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
  5.3560 - 5.5000                             8           63,529,264       2.2
  5.5001 - 5.7500                            57        1,034,368,356      35.7
  5.7501 - 6.0000                            75          592,492,863      20.5
  6.0001 - 6.2500                            40          570,979,871      19.7
  6.2501 - 6.5000                            25          362,280,466      12.5
  6.5001 - 6.7500                            11          270,145,092       9.3
  6.7501 - 6.8300                             2            2,139,304       0.1
------------------------------------------------------------------------------
TOTAL:                                      218         2,895,935,214    100.0
------------------------------------------------------------------------------
  Min: 5.3560                      Max: 6.8300           Wtd Avg: 5.9808
------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
60                                           11          225,510,211       7.8
61 - 84                                       8          316,000,356      10.9
85 - 120                                    196        2,309,683,583      79.8
121 - 144                                     3           44,741,065       1.5
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,936,214     100.0
------------------------------------------------------------------------------
  Min: 60                            Max: 144              Wtd Avg: 112
------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
56 - 60                                      11          225,510,211       7.8
61 - 84                                       8          316,000,356      10.9
85 - 120                                    198        2,350,830,853      81.2
121 - 142                                     1            3,593,795       0.1
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
  Min: 56                            Max: 142              Wtd Avg: 110
------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
Interest Only                                41        1,018,070,169      35.2
240                                           2           25,452,633       0.9
241 - 300                                    19          165,940,248       5.7
301 - 360                                   155        1,683,300,817      58.1
361 - 420                                     1            3,171,347       0.1
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
  Non Zero Min: 240                     Max: 420       Non Zero Wtd Avg: 353
------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
Interest Only                                41        1,018,070,169      35.2
239 - 240                                     2           25,452,633       0.9
241 - 360                                   174        1,849,241,065      63.9
361 - 418                                     1            3,171,347       0.1
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
  Non Zero Min: 239                     Max: 418       Non Zero Wtd Avg: 352
------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
 1.04 - 1.20                                 72          727,881,861      25.1
 1.21 - 1.30                                 67          843,248,132      29.1
 1.31 - 1.40                                 28          600,310,743      20.7
 1.41 - 1.50                                 16          466,140,360      16.1
 1.51 - 1.60                                 13           96,261,063       3.3
 1.61 - 1.70                                  6           30,540,057       1.1
 1.71 - 1.80                                  2           11,387,156       0.4
 1.81 - 1.90                                  2           13,183,771       0.5
 1.91 - 2.00                                  2           13,274,308       0.5
 2.01 - 2.10                                  3           31,997,147       1.1
 2.11 - 2.20                                  1            6,986,784       0.2
 2.21 - 2.30                                  1            6,192,484       0.2
 2.31 - 2.50                                  1           14,000,000       0.5
 2.51 - 3.00                                  3           30,031,351       1.0
 3.01 - 3.24                                  1            4,500,000       0.2
------------------------------------------------------------------------------
 TOTAL:                                     218        2,895,935,214     100.0

  Min: 1.04                         Max: 3.24             Wtd Avg: 1.34
------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
26.1 - 40.0                                   5           40,723,834       1.4
40.1 - 45.0                                   6           31,309,000       1.1
45.1 - 50.0                                   5          150,077,586       5.2
50.1 - 55.0                                   6           31,430,601       1.1
55.1 - 60.0                                  16           92,950,993       3.2
60.1 - 65.0                                  27          444,965,843      15.4
65.1 - 70.0                                  40          473,142,327      16.3
70.1 - 75.0                                  59          786,347,370      27.2
75.1 - 80.0                                  54          844,987,661      29.2
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
  Min: 26.1                              Max: 80.0        Wtd Avg: 68.8
------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 1
------------------------------------------------------------------------------
 23.6 - 25.0                                  2            7,245,012       0.3
 25.1 - 30.0                                  3           22,973,029       0.8
 30.1 - 35.0                                  1            9,287,156       0.3
 35.1 - 40.0                                  5           32,571,454       1.1
 40.1 - 45.0                                  7          152,051,452       5.3
 45.1 - 50.0                                 12          122,658,742       4.2
 50.1 - 55.0                                 23          126,012,552       4.4
 55.1 - 60.0                                 24          156,034,005       5.4
 60.1 - 65.0                                 46          896,014,472      30.9
 65.1 - 70.0                                 52          593,043,996      20.5
 70.1 - 75.0                                 32          336,457,926      11.6
 75.1 - 79.5                                 11          441,585,419      15.2
------------------------------------------------------------------------------
TOTAL:                                      218        2,895,935,214     100.0
------------------------------------------------------------------------------
  Min: 23.6                              Max: 79.5        Wtd Avg: 63.8
------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. Certain of the loan-to-value ratios are based on "as stabilized" or other values rather than "as-is" values as described in the Free
Writing Prospectus.

                                        6

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
850,000 - 2,000,000                           8           11,584,297       3.2
2,000,001 - 3,000,000                         3            8,066,059       2.2
3,000,001 - 5,000,000                         6           24,633,935       6.8
5,000,001 - 7,000,000                        10           59,683,662      16.4
7,000,001 - 9,000,000                         8           64,468,888      17.7
9,000,001 - 11,000,000                        4           39,490,938      10.8
11,000,001 - 17,000,000                       3           37,297,830      10.2
17,000,001 - 27,000,000                       2           44,800,000      12.3
27,000,001 - 37,000,000                       1           27,500,000       7.5
37,000,001 - 46,800,000                       1           46,800,000      12.8
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
Min: 850,000                    Max: 46,800,000           Average: 7,920,122
------------------------------------------------------------------------------

STATE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                         MORTGAGED      CUT-OFF DATE      LOAN
                                        PROPERTIES       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
California                                  13            70,935,491      19.5
    Southern California                      7            35,494,790       9.7
    Northern California                      6            35,440,701       9.7
Michigan                                     4            55,869,464      15.3
New York                                     5            53,400,000      14.7
Texas                                        2            48,794,461      13.4
Arizona                                      2            18,289,379       5.0
Kentucky                                     2            17,181,492       4.7
Oregon                                       2            16,390,938       4.5
Virginia                                     3            12,895,757       3.5
Massachusetts                                3            12,699,016       3.5
South Carolina                               1            11,500,000       3.2
Other                                       10            46,369,611      12.7
------------------------------------------------------------------------------
TOTAL:                                      47           364,325,609     100.0
------------------------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                         MORTGAGED      CUT-OFF DATE      LOAN
                                        PROPERTIES       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
Multifamily                                 41           308,665,842      84.7
Mixed Use                                    2            33,700,000       9.2
Manufactured Housing Community               4            21,959,767       6.0
------------------------------------------------------------------------------
TOTAL:                                      47           364,325,609     100.0
------------------------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
  5.4720 - 5.7500                            13          136,132,888      37.4
  5.7501 - 6.0000                            13           71,668,406      19.7
  6.0001 - 6.2500                            13          103,593,241      28.4
  6.2501 - 6.8700                             7           52,931,074      14.5
------------------------------------------------------------------------------
TOTAL:                                       46           364,325,609    100.0
------------------------------------------------------------------------------
  Min: 5.4720                       Max: 6.8700            Wtd Avg: 5.9422
------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
54 - 60                                       5           34,489,464       9.5
61 - 84                                       2           55,300,000      15.2
85 - 120                                     39          274,536,144      75.4
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Min: 54                             Max: 120              Wtd Avg: 108
------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
53 - 60                                       5           34,489,464       9.5
61 - 84                                       2           55,300,000      15.2
85 - 119                                     38          252,536,144      69.3
120                                           1           22,000,000       6.0
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Min: 53                              Max: 120              Wtd Avg: 106
------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
Interest Only                                 9          115,900,000      31.8
300                                           1            7,489,464       2.1
301 - 360                                    33          217,954,653      59.8
361 - 420                                     3           22,981,492       6.3
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Non Zero Min: 300                    Max: 420        Non Zero Wtd Avg: 364
------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
Interest Only                                 9          115,900,000      31.8
299 - 360                                    34          225,444,117      61.9
361 - 420                                     3           22,981,492       6.3
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Non Zero Min: 299                    Max: 420        Non Zero Wtd Avg: 363
------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
 1.05 - 1.20                                 26          232,691,782      63.9
 1.21 - 1.30                                 10           73,348,070      20.1
 1.31 - 1.40                                  2            2,597,825       0.7
 1.41 - 1.50                                  3           21,298,469       5.8
 1.51 - 1.60                                  1            2,400,000       0.7
 1.81 - 1.90                                  1           14,500,000       4.0
 1.91 - 4.03                                  3           17,489,464       4.8
------------------------------------------------------------------------------
 TOTAL:                                      46          364,325,609     100.0
------------------------------------------------------------------------------
  Min: 1.05                           Max: 4.03           Wtd Avg: 1.31
------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
24.6 - 60.0                                   8           37,981,532      10.4
60.1 - 65.0                                   6           45,537,147      12.5
65.1 - 70.0                                   9           68,475,953      18.8
70.1 - 75.0                                  11           93,536,694      25.7
75.1 - 80.0                                  12          118,794,283      32.6
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Min: 24.6                          Max: 80.0            Wtd Avg: 69.3
------------------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)
------------------------------------------------------------------------------
                                            NO. OF         AGGREGATE      % OF
                                          MORTGAGE      CUT-OFF DATE      LOAN
                                             LOANS       BALANCE ($)   GROUP 2
------------------------------------------------------------------------------
 24.6 - 50.0                                  6           35,186,742       9.7
 50.1 - 55.0                                  6           15,431,937       4.2
 55.1 - 60.0                                  4           23,569,061       6.5
 60.1 - 65.0                                 11          113,887,010      31.3
 65.1 - 70.0                                  7           43,950,859      12.1
 70.1 - 75.0                                 10           78,800,000      21.6
 75.1 - 79.3                                  2           53,500,000      14.7
------------------------------------------------------------------------------
TOTAL:                                       46          364,325,609     100.0
------------------------------------------------------------------------------
  Min: 24.6                           Max: 79.3           Wtd Avg: 65.2
------------------------------------------------------------------------------

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date. Certain of the loan-to-value ratios are based on "as stabilized" or other values rather than "as-is" values as described in the Free
Writing Prospectus.

                                        7

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

IV.   LARGE LOAN DESCRIPTION

                                                    TEN LARGEST LOANS
--------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                         MORTGAGE                            PROPERTY       CUT-OFF DATE    % OF
LOAN NO.             PROPERTY NAME              LOAN SELLER   CITY          STATE       TYPE          BALANCE       POOL
--------------------------------------------------------------------------------------------------------------------------

   1       DRA / Colonial Office Portfolio(1)       WFB       Various      Various   Various       $  247,302,419    7.6%
   2       Bank of America Center                  PCFII      Houston         TX     Office        $  232,000,000    7.1%
   3       RRI Hotel Portfolio(2)                  BSCMI      Various      Various   Hospitality   $  186,000,000    5.7%
   4       1101 New York Avenue(3)                  WFB       Washington      DC     Office        $  112,500,000    3.5%
   5       Westin Building                         NLIC       Seattle         WA     Office        $  110,000,000    3.4%
   6       346 Madison Ave                         PCFII      New York        NY     Mixed Use     $  100,000,000    3.1%
   7       Logan Hotel Portfolio                   BSCMI      Various      Various   Hospitality   $   70,300,000    2.2%
   8       DRA Retail Portfolio                     WFB       Various      Various   Various       $   49,000,000    1.5%
   9       AMLI Midtown                             WFB       Houston         TX     Multifamily   $   46,800,000    1.4%
  10       32 Sixth Avenue(4)                      PMCF       New York        NY     Office        $   40,000,000    1.2%
--------------------------------------------------------------------------------------------------------------------------
           TOTAL / WEIGHTED AVERAGES:                                                              $1,193,902,419   36.6%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                  SF /      LOAN PER            CUT-OFF   BALLOON
MORTGAGE                                         UNITS /    SF / UNIT   U/W      DATE      / ARD
LOAN NO.             PROPERTY NAME                ROOMS      / ROOM     DSCR      LTV       LTV
--------------------------------------------------------------------------------------------------

   1       DRA / Colonial Office Portfolio(1)   5,227,519    $ 141.92   1.43x    79.5%     79.5%
   2       Bank of America Center               1,268,480    $ 182.90   1.23x    62.2%     62.2%
   3       RRI Hotel Portfolio(2)                   9,423    $ 49,347   1.38x    70.6%     61.2%
   4       1101 New York Avenue(3)                390,994    $ 575.46   1.06x    70.2%     65.6%
   5       Westin Building                        400,263    $ 274.82   1.31x    66.7%     60.8%
   6       346 Madison Ave                        135,575    $ 737.60   1.39x    49.5%     41.5%
   7       Logan Hotel Portfolio                      985    $ 71,371   1.49x    77.4%     77.4%
   8       DRA Retail Portfolio                   402,937    $ 121.61   1.24x    78.3%     78.3%
   9       AMLI Midtown                               419    $111,695   1.17x    79.3%     79.3%
  10       32 Sixth Avenue(4)                   1,144,489    $ 314.55   1.24x    67.3%     62.7%
--------------------------------------------------------------------------------------------------
           TOTAL / WEIGHTED AVERAGES:                                   1.31X    69.6%     66.3%
--------------------------------------------------------------------------------------------------

(1)   The $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represents the 33.3% pari passu A-2 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch
      Mortgage Trust 2007-C1 pool, while the $247,302,418 A-3 Note will be included in a future transaction. All LTV, DSCR and Loan per SF numbers in the table are based on the $741,907,256 total financing.

(2)   The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is a 40.0% pari passu interest in the $465,000,000 first mortgage that is split into three pari passu notes. The A-2 and A-3 Notes will be included in future transactions. All LTV, DSCR and Loan per Unit figures in this table are based on the total $465,000,000 first mortgage loan.

(3)   The $112,500,000 1101 New York Avenue pooled mortgage loan represents a
      50.0% pari passu interest in a $225,000,000 first mortgage whole loan, which is split into two pari passu notes. Note A-1 was included in the
      Merrill Lynch Mortgage Trust 2007-C1. All LTV, DSCR and Loan per SF
      numbers presented in the table are based on the total $225,000,000 financing.

(4)   The $40,000,000 32 Sixth Avenue pooled mortgage loan represents an 11.1%
      pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, DSCR and Loan per SF numbers presented in the table are based on the total $360,000,000 financing.

                                        8

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

V.    MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED CLASSES

                                                          CLASS A-1(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                                  % OF       SF /
MORTGAGE     LOAN                                                                    PROPERTY              CUT-OFF   TOTAL   UNITS /
LOAN NO.    SELLER    PROPERTY NAME                    CITY           STATE            TYPE           DATE BALANCE   POOL      ROOMS
------------------------------------------------------------------------------------------------------------------------------------

   7        BSCMI     Logan Hotel Portfolio(3)         Various       Various   Hospitality            $ 70,300,000   2.2%        985
   30       BSCMI     The Walker Building(3)           Washington      DC      Office                 $ 20,500,000   0.6%     77,841
   32       BSCMI     Residence Inn Milwaukee          Milwaukee       WI      Hospitality            $ 19,850,000   0.6%        131
   86        PMCF     Lucky Center(3)                  San Gabriel     CA      Retail                 $  9,677,000   0.3%     67,538
   92       PCFII     Ridgeview Portfolio(3)           Pewaukee        WI      Various                $  8,840,589   0.3%    120,020
   99        NLIC     Hilton Garden Inn - Wichita(3)   Wichita         KS      Hospitality            $  8,440,000   0.3%        103
  108        WFB      Marina Dunes(3)                  Marina          CA      Manufactured Housing   $  8,000,000   0.2%         65
  136        PMCF     Extra Space Storage              Baltimore       MD      Self Storage           $  5,905,500   0.2%     72,505
------------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                         $151,513,089   4.6%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                           LOAN
           MORTGAGE                                      PER SF                      BALLOON   REM.     REM.
MORTGAGE     LOAN                                       /  UNIT    U/W    CUT-OFF     / ARD     IO    TERM TO
LOAN NO.    SELLER    PROPERTY NAME                      / ROOM   DSCR    DATE LTV     LTV     TERM   MATURITY
--------------------------------------------------------------------------------------------------------------

   7        BSCMI     Logan Hotel Portfolio(3)         $ 71,371   1.49x    77.4%      77.4%     58       58
   30       BSCMI     The Walker Building(3)           $ 263.36   1.23x    64.5%      64.5%     58       58
   32       BSCMI     Residence Inn Milwaukee          $151,527   1.52x    70.6%      70.6%     56       56
   86        PMCF     Lucky Center(3)                  $ 143.28   1.30x    60.5%      60.5%     58       58
   92       PCFII     Ridgeview Portfolio(3)           $  73.66   1.56x    58.0%      52.3%    NAP       58
   99        NLIC     Hilton Garden Inn - Wichita(3)   $ 81,942   1.58x    69.8%      67.9%     28       58
  108        WFB      Marina Dunes(3)                  $123,077   1.20x    78.2%      78.2%     58       58
  136        PMCF     Extra Space Storage              $  81.45   1.43x    67.1%      67.1%     57       57
--------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                     1.44X    71.8%      71.3%              58
--------------------------------------------------------------------------------------------------------------

                                                         CLASS A-2(1)(2)
----------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                                         % OF
MORTGAGE     LOAN                                                                     PROPERTY                    CUT-OFF   TOTAL
LOAN NO.    SELLER    PROPERTY NAME                    CITY                  STATE    TYPE                   DATE BALANCE   POOL
----------------------------------------------------------------------------------------------------------------------------------

   7        BSCMI     Logan Hotel Portfolio(3)         Various              Various   Hospitality            $ 70,300,000   2.2%
   8         WFB      DRA Retail Portfolio             Various              Various   Various                $ 49,000,000   1.5%
   28       PCFII     Promenade Shopping Center        Palm Beach Gardens     FL      Retail                 $ 21,500,000   0.7%
   30       BSCMI     The Walker Building(3)           Washington             DC      Office                 $ 20,500,000   0.6%
   86        PMCF     Lucky Center(3)                  San Gabriel            CA      Retail                 $  9,677,000   0.3%
   92       PCFII     Ridgeview Portfolio(3)           Pewaukee               WI      Various                $  8,840,589   0.3%
   99        NLIC     Hilton Garden Inn - Wichita(3)   Wichita                KS      Hospitality            $  8,440,000   0.3%
  108        WFB      Marina Dunes(3)                  Marina                 CA      Manufactured Housing   $  8,000,000   0.2%
  193        NLIC     FAL Building                     Las Vegas              NV      Office                 $  3,497,122   0.1%
----------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                                $199,754,711   6.1%
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                     LOAN
           MORTGAGE                                       SF /     PER SF           CUT-OFF   BALLOON   REM.     REM.
MORTGAGE     LOAN                                      UNITS /    /  UNIT    U/W     DATE      / ARD     IO     TERM TO
LOAN NO.    SELLER    PROPERTY NAME                      ROOMS     / ROOM   DSCR      LTV       LTV     TERM   MATURITY
-----------------------------------------------------------------------------------------------------------------------

   7        BSCMI     Logan Hotel Portfolio(3)             985   $ 71,371   1.49x    77.4%     77.4%     58       58
   8         WFB      DRA Retail Portfolio             402,937   $ 121.61   1.24x    78.3%     78.3%     60       60
   28       PCFII     Promenade Shopping Center        181,822   $ 118.25   1.23x    69.4%     69.4%     60       60
   30       BSCMI     The Walker Building(3)            77,841   $ 263.36   1.23x    64.5%     64.5%     58       58
   86        PMCF     Lucky Center(3)                   67,538   $ 143.28   1.30x    60.5%     60.5%     58       58
   92       PCFII     Ridgeview Portfolio(3)           120,020   $  73.66   1.56x    58.0%     52.3%    NAP       58
   99        NLIC     Hilton Garden Inn - Wichita(3)       103   $ 81,942   1.58x    69.8%     67.9%     28       58
  108        WFB      Marina Dunes(3)                       65   $123,077   1.20x    78.2%     78.2%     58       58
  193        NLIC     FAL Building                      18,942   $ 184.62   1.23x    72.5%     68.0%    NAP       59
-----------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                               1.36X    73.4%     73.0%              59
-----------------------------------------------------------------------------------------------------------------------

(1)   This table identifies pooled mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated August 30, 2007, to accompany Prospectus dated May 29, 2007 (the "Free Writing Prospectus").

(3)   8% of the corresponding balloon balance is expected to result in principal distributions to the Class A-1 certificates and the remaining 92% is expected to result in principal distributions to the Class A-2 certificates.

                                        9

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

                                                          CLASS A-3(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
           MORTGAGE                                                                                                            % OF
MORTGAGE     LOAN                                                                                              CUT-OFF DATE   TOTAL
LOAN NO.    SELLER    PROPERTY NAME                        CITY                       STATE    PROPERTY TYPE        BALANCE    POOL
------------------------------------------------------------------------------------------------------------------------------------

   1         WFB      DRA / Colonial Office Portfolio(3)   Various                   Various   Various         $247,302,419    7.6%
   23        PMCF     Holiday Inn - Atlanta Downtown       Atlanta                     GA      Hospitality     $ 23,100,000    0.7%
   44        WFB      Niagara Water                        Upper Macungie Township     PA      Industrial      $ 15,407,926    0.5%
   72        NLIC     Coastal Sunbelt Warehouse            Savage                      MD      Industrial      $ 10,725,000    0.3%
  102       PCFII     Fieldstone Plaza                     San Diego                   CA      Office          $  8,200,000    0.3%
  171        WFB      Wells Fargo - Gulf Freeway           Houston                     TX      Office          $  4,320,000    0.1%
  172       PCFII     161 East Evelyn Avenue               Mountain View               CA      Office          $  4,200,000    0.1%
  225        WFB      Rust Building                        Tacoma                      WA      Office          $  2,745,012    0.1%
------------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                                                  $316,000,356    9.7%
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                       LOAN PER
           MORTGAGE                                             SF /       SF /                      BALLOON               REM.
MORTGAGE     LOAN                                            UNITS /     UNIT /    U/W    CUT-OFF     / ARD     REM.     TERM TO
LOAN NO.    SELLER    PROPERTY NAME                            ROOMS       ROOM   DSCR    DATE LTV     LTV     IO TERM   MATURITY
---------------------------------------------------------------------------------------------------------------------------------

   1         WFB      DRA / Colonial Office Portfolio(3)   5,227,519    $141.92   1.43x    79.5%      79.5%      82         82
   23        PMCF     Holiday Inn - Atlanta Downtown             260    $88,846   1.26x    76.4%      71.9%      29         83
   44        WFB      Niagara Water                          320,732    $ 48.04   1.17x    79.8%      71.6%      NAP        82
   72        NLIC     Coastal Sunbelt Warehouse              171,138    $ 62.67   1.25x    70.6%      64.9%      11         83
  102       PCFII     Fieldstone Plaza                        44,307    $185.07   1.28x    71.9%      71.9%      81         81
  171        WFB      Wells Fargo - Gulf Freeway              31,570    $136.84   1.15x    79.3%      75.3%      33         81
  172       PCFII     161 East Evelyn Avenue                  18,693    $224.68   1.36x    68.3%      68.3%      82         82
  225        WFB      Rust Building                           85,839    $ 31.98   2.81x    26.1%      23.6%      NAP        82
---------------------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                     1.40X    78.2%      77.2%                 82
---------------------------------------------------------------------------------------------------------------------------------

                                                    CLASS A-AB(1)(2)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                     SF /
MORTGAGE    MORTGAGE                                                                  CUT-OFF DATE      % OF      UNITS /
LOAN NO.   LOAN SELLER   PROPERTY NAME             CITY       STATE   PROPERTY TYPE        BALANCE   TOTAL POOL     ROOMS
-------------------------------------------------------------------------------------------------------------------------

   67         PCFII      46360 Fremont Boulevard   Fremont     CA     Office           $11,400,000      0.3%      108,600
  212         PCFII      803 Gleneagles Court      Towson      MD     Office           $ 2,995,209      0.1%       29,776
  229         NLIC       Beechwold Place           Columbus    OH     Retail           $ 2,678,502      0.1%       16,566
-------------------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGES                                       $17,073,711      0.5%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                   LOAN PER
                                                       SF /                      BALLOON               REM.
MORTGAGE    MORTGAGE                                 UNIT /    U/W    CUT-OFF     / ARD     REM.     TERM TO
LOAN NO.   LOAN SELLER   PROPERTY NAME                 ROOM   DSCR    DATE LTV     LTV     IO TERM   MATURITY
--------------------------------------------------------------------------------------------------------------

   67         PCFII      46360 Fremont Boulevard    $104.97   1.85x    63.7%      63.7%      94         94
  212         PCFII      803 Gleneagles Court       $100.59   1.39x    57.6%      51.4%      NAP        94
  229         NLIC       Beechwold Place            $161.69   1.49x    61.6%      52.9%      NAP        94
--------------------------------------------------------------------------------------------------------------
                         TOTAL/WEIGHTED AVERAGES              1.71X    62.3%      59.8%                 94
--------------------------------------------------------------------------------------------------------------

(1)   This table identifies pooled mortgage loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates.

(2)   Based on the Structuring Assumptions, assuming 0% CPR, described in the
      Free Writing Prospectus, dated August 30, 2007, to accompany Prospectus dated May 29, 2007 (the "Free Writing Prospectus").

(3)   The $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represents the 33.3% pari passu A-2 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch
      Mortgage Trust 2007-C1 transaction, while the $247,302,418 A-3 Note will be included in a future transaction. All LTV, DSCR and Loan per SF numbers in the table are based on the $741,907,256 total financing.

                                       10

                          $2,877,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR17

VI.   SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

---------------------------------------------------------------------------------------------------------------------------
                                                   WHETHER NOTE IS HELD BY                          WHETHER NOTE IS LEAD
                         RELATED NOTES IN LOAN     SERIES 2007-PWR17 TRUST                         SERVICER FOR THE ENTIRE
    PROPERTY NAME       GROUP (ORIGINAL BALANCE)            FUND               HOLDER OF NOTE          LOAN GROUP (2)
---------------------------------------------------------------------------------------------------------------------------

DRA / Colonial Office   A Notes (pari passu with each other)
Portfolio               ---------------------------------------------------------------------------------------------------

                               $247,302,419                  No              MLMT Series 2007-C1             Yes
                        ---------------------------------------------------------------------------------------------------
                                                                                BSCMSI Series
                               $247,302,419                  Yes                  2007-PWR17                 No
                        ---------------------------------------------------------------------------------------------------
                               $247,302,418                  No                    TBD(5)                    No
---------------------------------------------------------------------------------------------------------------------------
RRI Hotel Portfolio     A Notes (pari passu with each other)
                        ---------------------------------------------------------------------------------------------------
                                                                                BSCMSI Series
                               $186,000,000                  Yes                 2007-PWR17                  Yes
                        ---------------------------------------------------------------------------------------------------
                               $139,500,000                  No                    TBD(5)                    No
                        ---------------------------------------------------------------------------------------------------
                               $139,500,000                  No                    TBD(5)                    No
---------------------------------------------------------------------------------------------------------------------------
1101 New York Avenue    A Notes (pari passu with each other)
                        ---------------------------------------------------------------------------------------------------

                               $112,500,000                  No              MLMT Series 2007-C1             Yes
                        ---------------------------------------------------------------------------------------------------
                                                                                BSCMSI Series
                               $112,500,000                  Yes                  2007-PWR17                 No
---------------------------------------------------------------------------------------------------------------------------
32 Sixth Avenue         A Notes (pari passu with each other)
                        ---------------------------------------------------------------------------------------------------
                                                                                BSCMSI Series
                               $320,000,000                  No                  2007-PWR16                  Yes
                        ---------------------------------------------------------------------------------------------------
                                                                                BSCMSI Series
                                $40,000,000                  Yes                 2007-PWR17                  No
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                        CURRENT MASTER SERVICER FOR    CURRENT SPECIAL SERVICER
    PROPERTY NAME          SECURITIZED NOTE (3)        FOR SECURITIZED NOTE (4)
-------------------------------------------------------------------------------

DRA / Colonial Office
Portfolio               -------------------------------------------------------
                             Wells Fargo Bank,
                           National Association       Centerline Servicing Inc.
                        -------------------------------------------------------
                             Wells Fargo Bank,
                           National Association       Centerline Servicing Inc.
                        -------------------------------------------------------
                                    N/A                          N/A
-------------------------------------------------------------------------------
RRI Hotel Portfolio
                        -------------------------------------------------------
                             Wells Fargo Bank,
                           National Association       Centerline Servicing Inc.
                        -------------------------------------------------------
                                    N/A                          N/A
                        -------------------------------------------------------
                                    N/A                          N/A
-------------------------------------------------------------------------------
1101 New York Avenue
                        -------------------------------------------------------
                             Wells Fargo Bank,
                           National Association       Centerline Servicing Inc.
                        -------------------------------------------------------
                             Wells Fargo Bank,
                           National Association       Centerline Servicing Inc.
-------------------------------------------------------------------------------
32 Sixth Avenue
                        -------------------------------------------------------
                        Prudential Asset Resources,
                                   Inc.               Centerline Servicing Inc.
                        -------------------------------------------------------
                        Prudential Asset Resources,
                                   Inc.               Centerline Servicing Inc.
-------------------------------------------------------------------------------

(1)   This table only includes those loans with pari passu loan structures.

(2)   Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)   Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)   Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)   Not yet securitized.

                                       11

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                  [3 PHOTOS OF DRA / COLONIAL OFFICE PORTFOLIO]

                                       12

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                [MAPS AND KEY OF DRA / COLONIAL OFFICE PORTFOLIO]

                                       13

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                WFB
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $247,302,419
CUT-OFF DATE BALANCE: (1)            $247,302,419
FIRST PAYMENT DATE:                  08/01/2007
INTEREST RATE:                       5.61000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       07/01/2014
EXPECTED MATURITY BALANCE: (1)       $247,302,419
SPONSORS:                            DRA G&I Fund VI, Colonial Properties Trust

INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     26-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 54 payments,
                                     and open to prepayment without premium
                                     thereafter through maturity

CUT-OFF DATE BALANCE PER SF: (1)     $141.92

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    RE Taxes: (2)             Springing
                                     Insurance: (2)            Springing
                                     TI/LC: (2)                Springing
                                     Replacement: (2)          Springing

LOCKBOX:                             Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Various - See Table
PROPERTY SUB-TYPE:                   Various
LOCATION:                            Various - See Table
YEAR BUILT/RENOVATED:                Various - See Table
PERCENT LEASED (AS OF):              93.9% (06/01/2007)
NET RENTABLE AREA:                   5,227,519
THE COLLATERAL:                      17 Class A suburban office buildings, one
                                     Class A anchored shopping center, and one
                                     Class A mixed-use office / retail property

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Colonial Properties Services, Inc.

3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             $59,546,991 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $68,842,703
U/W NET CASH FLOW:                   $60,329,044
U/W OCCUPANCY:                       93.2%
APPRAISED VALUE (AS OF):             $933,100,000 (Various)
CUT-OFF DATE LTV RATIO: (1)          79.5%
LTV RATIO AT MATURITY: (1)           79.5%
U/W DSCR: (1)                        1.43x
--------------------------------------------------------------------------------

(1)   The subject $247,302,419 loan represents the 33.3% pari passu A-2 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the
      $247,302,418 A-3 Note will be included in a future transaction. All Loan per SF, LTV and DSCR numbers in the table are based on the whole loan amount.

(2)   Ongoing reserves and hard lockbox are required following the occurrence of an event of default or the quarterly DSCR test falls below 1.15x.

THE DRA / COLONIAL OFFICE PORTFOLIO LOAN.

      THE LOAN. The largest loan (the "DRA / Colonial Office Portfolio Loan") is secured by the borrower's fee interest in 17 Class A office buildings, one Class
A anchored shopping center and one Class A mixed-used office / retail property
(collectively, the "DRA / Colonial Office Portfolio Properties") located in the
Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta, Georgia;
Charlotte, North Carolina and Austin, Texas markets. The first mortgage loan of
$741,907,256 is split into three pari passu notes, Note A-1 with an original principal balance of $247,302,419, Note A-2 with an original principal balance of $247,302,419 and Note A-3 with an original principal balance of $247,302,418.
Note A-2 will be included in the Trust. Note A-1 was included in the Merrill
Lynch Mortgage Trust 2007-C-1 transaction. The Note A-3 will be included in a future transaction. The pooling and servicing agreement for the Merrill Lynch
Mortgage Trust Commercial Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the DRA / Colonial Office Portfolio Loan.

      THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the "DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are
Delaware limited liability companies or partnerships, with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office
Portfolio Borrowers was delivered at origination. The DRA / Colonial Office
Portfolio Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate
Investment Trust ("DRA") and Colonial

                                       14

Properties Trust ("Colonial"), (together, the "DRA / Colonial Office Portfolio
Sponsors"). The DRA / Colonial Office Portfolio Sponsors, or their affiliates, own the majority beneficial interest in the DRA / Colonial Office Portfolio
Borrowers.

      DRA is a registered investment advisor and manages over $8 billion in assets. Since inception in 1994, DRA has acquired more than 80 shopping centers
(totaling over 18 million square feet), over 60 office properties (totaling over
12 million square feet), and 60 multifamily investments (comprised of over
16,000 units in more than 10 markets).

      Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last 37 years, through a series of acquisitions and joint ventures, Colonial has grown into a fully-integrated, publicly traded REIT with market capitalization over $5.6 billion. Colonial is a self-administered and self-managed real estate investment trust that, as of
September 30, 2006, directly owned or managed approximately 39,104 apartment units, approximately 17.6 million square feet of office space and approximately
12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

      THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta,
Georgia; Charlotte, North Carolina and Austin, Texas markets; one 125,462 square foot shopping center located in Birmingham, Alabama and one 237,191 square foot office/retail mixed use property in Lake Mary, Florida. The DRA / Colonial
Office Portfolio Properties have occupancies that range between 77.3% and
100.0%. As of June 1, 2007, the DRA / Colonial Office Portfolio Properties are
approximately 93.9% occupied by 618 tenants.

      More specific information about the DRA / Colonial Office Portfolio properties is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------
                                                           PROPERTY       ALLOCATED LOAN                      YEAR
PROPERTY                             LOCATION                TYPE             AMOUNT         YEAR BUILT     RENOVATED
---------------------------------------------------------------------------------------------------------------------

                                                                                               1989 /
                                                                                               1996 /
Heathrow Inter. Business Ctr.        Lake Mary, FL          Office          $ 34,630,982      1998-2001        2002
Research Office Park                 Austin, TX             Office          $ 26,447,908        2001           NAP
                                                                                              2001-2002
CC at Town Park                      Lake Mary, FL          Office          $ 23,265,602       / 2006          NAP
Colonial Place I & II                Tampa, FL              Office          $ 20,379,333      1985-1986        NAP
                                                                                              1988-1989
CC at Colonnade                      Birmingham, AL         Office          $ 19,575,196       / 1999          2004

Peachtree Street                     Atlanta, GA            Office          $ 15,561,000        1989           NAP
                                                           Office /
CP Town Park Combined                Lake Mary, FL          Retail          $ 14,764,167        2004           NAP
Concourse Center                     Tampa, FL              Office          $ 12,254,067      1982-1984        NAP
CC at Town Park 600                  Lake Mary, FL          Office          $ 11,926,964        2002           2004

Riverchase Center                    Birmingham, AL         Office          $  9,226,014     1987 / 1990       NAP
International Office Park            Birmingham, AL         Office          $  8,717,915     1987 / 1999       2004
Colonial Center at Bayside           Clearwater, FL         Office          $  8,370,268     1987 / 1994       1997
Colonial Center at Blue Lake         Birmingham, AL         Office          $  7,380,812        1982           2005
Shops at Colonnade - Retail          Birmingham, AL         Retail          $  7,225,554        1989           2004
Colonial Plaza                       Birmingham, AL         Office          $  6,712,260        1982           2004

Esplanade                            Charlotte, NC          Office          $  6,685,518        1981           2005
Maitland Office Building             Maitland, FL           Office          $  5,273,750        1984           NAP
HIBC 1000 Building                   Lake Mary, FL          Office          $  4,679,862        1997           NAP

One Independence Plaza               Birmingham, AL         Office          $  4,225,247        1978           NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                      $247,302,419
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                  % OF
                                                  TOTAL                                                  APPRAISED
PROPERTY                                 SF        SF       OCCUPANCY     PRIMARY TENANT                   VALUE
---------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.          835,201      16%        84.5%      Symantec Corporation          $129,500,000
Research Office Park                   357,689       7%       100.0%      Charles Schwab & Co., Inc.     $98,900,000

CC at Town Park                        458,259       9%        98.2%      Pershing, LLC                  $87,000,000
Colonial Place I & II                  371,473       7%        97.3%      Blue Cross & Blue Shield       $77,000,000

CC at Colonnade                        419,387       8%        99.7%      Infinity Insurance Company     $73,200,000
                                                                          Kurt Salmon Associates,
Peachtree Street                       309,625       6%        91.5%      Inc.                           $58,500,000

CP Town Park Combined                  237,191       4%        96.4%      Albertson's # 4316             $57,000,000
Concourse Center                       294,369       6%        99.6%      HealthPlan Services II         $46,300,000
CC at Town Park 600                    199,585       4%       100.0%      Fiserv, Inc.                   $44,600,000
                                                                          BioHorizons Implant
Riverchase Center                      306,143       6%        93.6%      Systems                        $34,500,000
International Office Park              210,984       4%        99.3%      Command Alkon Inc.             $32,600,000
Colonial Center at Bayside             212,882       4%        98.8%      Presidion Solutions/2          $31,300,000
Colonial Center at Blue Lake           166,590       3%        99.2%      Colonial Properties Trust      $27,600,000
Shops at Colonnade - Retail            125,462       2%        98.3%      Gold's Gym                     $28,600,000
Colonial Plaza                         170,850       3%        84.7%      Alabama Gas Corporation        $25,100,000
                                                                          Homecomings Financial
Esplanade                              202,817       4%        81.7%      Network, Inc.                  $25,000,000
Maitland Office Building               155,730       3%        77.3%      Adventist Health System        $23,100,000
HIBC 1000 Building                      87,066       2%       100.0%      The Sungard                    $17,500,000
                                                                          Birmingham
                                                                          Gastroenterology
One Independence Plaza                 106,216       2%        90.7%      Association                    $15,800,000
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE               5,227,519     100%        93.9%                                    $933,100,000
---------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF TOTAL      ANNUALIZED
                               CREDIT RATING                           ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                              (FITCH/MOODY'S      TENANT       % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT           LEASE
TENANT NAME                      /S&P) (1)          NRA        NRA    BASE RENT ($)    BASE RENT      ($ PER NRA)        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.        A/A2/A+          357,689       7%     $ 7,945,735           8%           $22.21       Various (2)
Fiserv, Inc.                    --/Baa/BBB+        291,642       6%     $ 5,968,436           6%           $20.46       Various (3)
Infinity Insurance Company         A/A3/A          153,783       3%     $ 3,306,392           3%           $21.50       03/31/2016
Bank of New York                 AA-/Aaa/A+        130,630       2%     $ 2,797,890           3%           $21.42       Various (4)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             933,744      18%     $20,018,454          21%           $21.44

Other Tenants                     Various        3,972,655      76%     $76,644,924          79%           $19.29         Various
Vacant Space                        NAP            321,120       6%     $         0           0%           $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           5,227,519     100%     $96,663,378         100%           $19.70
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants and has leases containing 87,563 square feet of space expiring
      03/31/2009, while 270,126 square feet of space expires 03/31/2012.

(3)   Fiserv, Inc. has leases containing 93,557 square feet of space expiring
      06/30/2012, while 198,085 square feet expires 07/31/2012.

(4)   Bank of New York has leases containing 62,893 square feet of space expiring 07/31/2011, while 67,737 square feet expires 10/31/2016.

                                       15

--------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE (1)

                 # OF LEASES                         % OF TOTAL     CUMULATIVE TOTAL    CUMULATIVE % OF    AVERAGE U/W BASE RENT
    YEAR           EXPIRING     TOTAL SF EXPIRING    SF EXPIRING      SF EXPIRING         SF EXPIRING         PER SF EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

   Vacant             --            321,120              6%               321,120              6%                 $ 0.00
     MTM              54            175,971              3%               497,091             10%                 $18.90
    2007              51            241,612              5%               738,703             14%                 $19.74
    2008             118            524,610             10%             1,263,313             24%                 $20.41
    2009             113            628,671             12%             1,891,984             36%                 $19.47
    2010              92            426,178              8%             2,318,162             44%                 $20.29
    2011              86            787,736             15%             3,105,898             59%                 $20.27
    2012              42            890,783             17%             3,996,681             77%                 $20.40
    2013              18            231,456              4%             4,228,137             81%                 $20.06
    2014               9            134,676              3%             4,362,813             84%                 $16.51
    2015              12            274,537              5%             4,637,350             89%                 $19.58
    2016              14            318,037              6%             4,955,387             95%                 $19.57
 Thereafter            9            272,131              5%             5,227,519            100%                 $16.06
--------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The DRA / Colonial Office Portfolio properties are managed by Colonial Properties Services, Inc., an affiliate of the DRA /
Colonial Office Portfolio Sponsors.

      ADDITIONAL INDEBTEDNESS. The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (collectively, the "DRA / Colonial
Office Portfolio Pari Passu Notes") and, together with the DRA / Colonial Office
Portfolio Loan (the "DRA / Colonial Office Portfolio Loan Group") has an
aggregate principal balance of $741,907,256. The DRA / Colonial Office Portfolio
Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office
Portfolio Loan. The DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office
Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial
Office Portfolio Pari Passu Notes will be held outside of the trust. The initial
$247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the $247,302,418 A-3 Note will be included in a future transaction.

      The DRA / Colonial Office Portfolio Loan permits the DRA / Colonial Office
Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the loan to value ratio following the incurrence of mezzanine debt is not greater than 80% (iv) the maturity date of the mezzanine loan shall be on or after the maturity date of the DRA / Colonial Office Portfolio Loan;
(v) an intercreditor agreement has been delivered; and (vi) rating agency confirmation of no downgrade has been obtained.

      GROUND LEASE. None.

      RELEASE OF PROPERTIES. After the expiration of the lockout period, an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan Group is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group; (ii) the debt service coverage ratio after the release is at least equal to 1.41x, (iii) the loan to value ratio after the release is not greater than
79.5%, (iv) no event of default has occurred and is continuing, and (v) other customary provisions set forth in the loan documents. If the debt service coverage ratio and/or loan to value ratio tests above would not be satisfied, the DRA / Colonial Office Portfolio Borrowers, may either (a) increase the release price to an amount which would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied or (b) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan Group, would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied.

      At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida
(the "Colonial Town Park Property") may be released from the DRA / Colonial
Office Portfolio, subject to the satisfaction of certain conditions, including:
(i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property, (ii) a condominium regime is established in which the residential portion of the Colonial Town Park
Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.
The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for underwriting purposes and was not included in the property's valuation.

      At any time, the portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the DRA / Colonial Office Portfolio mortgage, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1) the net

                                       16

proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b)
any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office Portfolio Loan
Group being prepaid, (ii) a legal subdivision is completed between the Ruth's
Chris Property and the remainder of the Colonial Town Park Property, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.

      At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center
Parkway, Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties, (ii) no event of default has occurred and is continuing, and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for
underwriting purposes and was not included in the property's valuation.

      SUBSTITUTION PROVISIONS. An individual property may be released from the
DRA / Colonial Office Portfolio Loan mortgage and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the loan to value ratio following the substitution is not greater than 79.5%, (ii) the debt service coverage ratio following the substitution is equal to or greater than 1.41x, (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office Portfolio Loan Group,
(iv) no more than 50% of the individual properties may be substituted, (v) no event of default has occurred and is continuing, and (vi) other customary provisions set forth in the loan documents.

      ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan Group may
be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan Group will be severed into
(a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Group debt, reduced by the amount of the Partial Assumption Loan, (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 (following the
Future Advance and $44,116,711 prior to the Future Advance), (iii) the debt service coverage ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is equal to or greater than 1.41x, (iv)
the loan to value ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is not greater than 79.5%, (v) the debt service coverage ratio for the individual properties securing the Partial
Assumption Loan is equal to or greater than 1.20x, (vi) the loan to value ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (viii) the lender receives an assumption fee, (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards, (x) no event of default has occurred and is continuing, and (xi) other customary provisions set forth in the loan documents.

                                       17

                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER

                      [3 PHOTOS OF BANK OF AMERICA CENTER]

                                       18

                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER

                         [MAP OF BANK OF AMERICA CENTER]

                                       19

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PCFII
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE:                    $232,000,000
CUT-OFF DATE BALANCE:                $232,000,000
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       6.25000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       09/01/2017
EXPECTED MATURITY BALANCE:           $232,000,000
SPONSOR:                             General Electric Pension Trust
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     24-payment lockout from the first
                                     payment date, with U.S. Treasury
                                     defeasance permitted for the
                                     following 94 payments, and open to
                                     prepayment without premium
                                     thereafter through the maturity date

CUT-OFF DATE BALANCE PER SF:         $182.90

UP-FRONT RESERVES:                   RE Taxes:         $3,955,364
                                     Replacement: (1)  $2,842,500

ONGOING RESERVES:                    RE Taxes:         $439,515 / month
                                     Insurance: (2)    Springing
                                     Replacement: (1)  Springing
                                     TI/LC: (3)        Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            Houston, TX
YEAR BUILT/RENOVATED:                1983 / 2001
PERCENT LEASED (AS OF):              94.3% (08/08/2007)
NET RENTABLE AREA:                   1,268,480
THE COLLATERAL:                      56-story, 1,268,480 square foot
                                     multi-tenant office building and
                                     structured parking garage in
                                     Houston, TX

OWNERSHIP INTEREST:                  Fee / Leasehold

PROPERTY MANAGEMENT:                 Novati Management Services,
                                     L.L.C.& Hines Interests Limited
                                     Partnership

3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         $11,768,970 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $11,877,953 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $18,075,928
U/W NET CASH FLOW:                   $18,075,928
U/W OCCUPANCY:                       93.5%
APPRAISED VALUE (AS OF):             $373,000,000 (07/20/2007)
CUT-OFF DATE LTV RATIO:              62.2%
LTV RATIO AT MATURITY:               62.2%
U/W DSCR:                            1.23x
--------------------------------------------------------------------------------

(1)   The Bank of America Center Borrower deposited $2,842,500 at closing to cover the cost of curtain wall repairs. Upon the date which is 36 months from the origination date, if the curtain wall repairs are not completed per the engineer of record's scope of work, the Bank of America Borrower will deposit with lender funds sufficient to complete the repairs over the estimated timeframe to complete, which shall not exceed two years. In addition, upon the occurrence and continuation of an event of default, the
      Bank of America Borrower is required to deposit with the lender on a monthly basis, sums reasonably calculated by the lender for capital improvements. After the third event of default occurs the escrow payments shall continue until loan maturity.

(2)   Upon occurrence of an event of default, the Bank of America Center
      Borrower is required to deposit monthly 1/12 of the estimated annual insurance.

(3)   In the event the Bank of America Center Borrower is to receive certain extraordinary rental payments in excess of $500,000, those payments are required to be directed to the lender for TI/LC's.

THE BANK OF AMERICA CENTER LOAN.

      THE LOAN. The second largest loan (the "Bank of America Center Loan") is a
$232,000,000 mortgage loan secured by the borrower's fee/leasehold interest in the office property containing 1,268,480 square feet known as the Bank of
America Center, located in Houston, Texas (the "Bank of America Center
Property").

      THE BORROWER. The borrower is Houston PT BAC Office Limited Partnership
(the "Bank of America Center Borrower"). One percent of Houston PT BAC Office,
Limited Partnership is owned by Houston PT BAC Office, LLC as the general partner with General Electric Pension Trust as its sole member, and General
Electric Pension Trust and an affiliate of The Novati Group each own 94% and 5%
respectively as the limited partners.

      THE PROPERTY. The Bank of America Center Property consists of a 56-story,
1,268,480 square foot multi-tenant central business district office building and
13 stories of the Alley Theatre garage, a structured parking garage. The property was constructed in 1983. Two hundred and ninety-five parking spaces are located on four below-grade parking levels. However, the majority of the parking
(966 spaces) is located a block away in the Alley Theatre garage (13 stories of which is part of the Bank of America Center Property). The Bank of America
Center has a granite and glass curtain wall. Starting on floor 21, there are a series of 30 private balconies extending through the top of the tower. Floor plates range from 30,000 square feet on the lower floors to 7,000 square feet at the top. The building

                                       20

is connected to the Houston central business district's underground tunnel system. The building's central plant and elevator mechanicals were replaced and updated in 2001. The Bank of America Center Property is located in the north section of the Houston, Texas central business district and is located in the
Houston theatre district. The Bank of America Center Property is also in close proximity to the 130,000 square foot Bayou Place dining and entertainment complex, the Federal Courthouse, two parks/plazas, and City Hall. The Bank of
America Center Property is three blocks from the Houston light rail system.
Access to all parts of Houston is provided by I-45, 1-10, US Highway 59, and the
Hardy Toll Road, which are all in close proximity.

      More specific information about the Bank of America Center Property is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL      ANNUALIZED
                               CREDIT RATING                            ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                                  (FITCH/                     % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT ($        LEASE
TENANT NAME                  MOODY'S/S&P) (1)   TENANT NRA     NRA     BASE RENT ($)    BASE RENT        PER NRA)       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Bank of America                 AA-/Aa2/AA         259,432     20%      $ 3,891,481        22%            $15.00        09/30/2019
KPMG                             --/--/--          132,170     10%      $ 1,819,209        10%            $13.76        Various (2)
Mayer Brown Rowe                 --/--/--           75,424      6%      $   955,560         5%            $12.67        02/29/2016
Weil, Gotshal & Manges           --/--/--           52,069      4%      $   766,580         4%            $14.72        09/30/2017
Dewey Ballantine                 --/--/--           44,576      4%      $   713,216         4%            $16.00         Various (3)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             563,671     44%      $ 8,146,046        47%            $14.45

Other Tenants                     Various          632,440     50%      $ 9,248,514        53%            $14.62          Various
Vacant Space                        NAP             72,369      6%      $         0         0%            $ 0.00            NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           1,268,480    100%      $17,394,560       100%            $14.54
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   For KPMG, 131,245 square feet expire on November 30, 2008 and 925 square feet expire on December 31, 2007.

(3)   For Dewey Ballantine 30,793 square feet expire on April 30, 2011 and
      13,783 square feet expire on April 30, 2008.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE (1)

                # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF          AVERAGE U/W
    YEAR         EXPIRING     TOTAL SF EXPIRING      ROLLING         SF EXPIRING          EXPIRING        BASE RENT PER SF EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

   Vacant              --           72,369              6%              72,369                6%                       --
    2007                3            1,837              0%              74,206                6%                   $ 6.46
    2008               23          253,648             20%             327,854               26%                   $14.64
    2009               12           84,247              7%             412,101               32%                   $17.79
    2010                4           14,270              1%             426,371               34%                   $12.78
    2011               12          154,176             12%             580,547               46%                   $14.85
    2012                7           70,297              6%             650,844               51%                   $12.32
    2013                6           98,225              8%             749,069               59%                   $14.34
    2014                5           63,554              5%             812,623               64%                   $11.95
    2015                6           48,373              4%             860.996               68%                   $12.31
    2016                7           95,837              8%             956,833               75%                   $14.70
 Thereafter             6          311,647             25%           1,268,480              100%                   $14.95
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The Bank of America Center Property is managed by
Novati Management Services, L.L.C., an affiliate of the Borrower. Novati
Management Services, L.L.C. will manage the Bank of America Center Property with
Hines Interests Limited Partnership sub-managing their day-to-day property management responsibilities. Hines Interests Limited Partnership developed the
Bank of America Center Property in 1983 and has managed it since that time.

      ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined loan to value ratio greater than 80% or debt service coverage ratio less than
1.10x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

      GROUND LEASE. The Bank of America Center Borrower has a leasehold interest in the Bank of America Center office tower site and a partial fee interest and a partial leasehold interest in the parking garage. The ground lease on the Bank of America Center office tower site expires on December 31, 2080. The ground lease on the partial leasehold interest in the parking garage expires on
December 20, 2046 and has two, 10-year renewal options. The ground leases are not subordinate to the mortgage.

      RELEASE OF PARCELS.  Not allowed.

                                       21

                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO

                        [5 PHOTOS OF RRI HOTEL PORTFOLIO]

                                       22

                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO

                      [MAPS AND KEY OF RRI HOTEL PORTFOLIO]

                                       23

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE: (1)                $186,000,000
CUT-OFF DATE BALANCE: (1)            $186,000,000
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       6.72300%
AMORTIZATION TERM:                   360 months
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       09/01/2017
EXPECTED MATURITY BALANCE: (1)       $161,294,606

SPONSORS:                            Citigroup Global Special Situations
                                     Group, Westmont Hospitality Group,
                                     Westbridge Hospitality Fund L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout until the earlier of the date
                                     that is 36 months after the first
                                     payment date or 24 months after the
                                     securitization of all loans comprising
                                     the RRI Hotel Portfolio Loan Group, with
                                     either (i) U.S. Treasury defeasance or
                                     (ii) the greater of 1% or yield
                                     maintenance permitted thereafter, and
                                     open to prepayment without premium
                                     during the last 4 payments including the
                                     maturity date

CUT-OFF DATE BALANCE PER ROOM: (1)   $49,347

UP-FRONT RESERVES:                   RE Taxes:               $1,781,664
                                     Insurance:              $405,403
                                     Deferred Maintenance:   $4,871,469
                                     Environmental:          $92,400

ONGOING RESERVES:                    RE Taxes:               $593,888 / month
                                     Insurance:              $135,134 / month
                                     FF&E: (2)               Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Limited Service
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY (AS OF):                   61.5% (05/31/2007)
ADR (AS OF):                         $60.00 (05/31/2007)
REVPAR (AS OF):                      $36.92 (05/31/2007)
ROOMS:                               9,423
THE COLLATERAL:                      Interests in 79 limited
                                     service hotels located in 24 states

OWNERSHIP INTEREST:                  Fee / Leasehold (3)

PROPERTY MANAGEMENT:                 Westmont Hospitality Group

3RD MOST RECENT NOI (AS OF):         $42,449,286 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $49,493,169 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $51,119,199 (TTM 05/31/2007)
U/W NET OP. INCOME:                  $53,190,132
U/W NET CASH FLOW:                   $49,758,965
U/W OCCUPANCY:                       61.8%
U/W ADR:                             $60.95
U/W REVPAR:                          $37.64
APPRAISED VALUE (AS OF):             $658,600,000 (07/01/2007)
CUT-OFF DATE LTV RATIO: (1)          70.6%
LTV RATIO AT MATURITY: (1)           61.2%
U/W DSCR: (1)                        1.38x
--------------------------------------------------------------------------------

(1)   The $186,000,000 pooled mortgage loan represents a 40% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into three pari passu notes. All LTV, DSCR and Loan Per Room numbers presented are based on the total $465,000,000 financing.

(2)   There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
      Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12th of the difference between (a)
      4% of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)   Two out of the 79 properties are leasehold interests representing approximately $3.46 million, or 1.86%, of the allocated loan balance.

THE RRI HOTEL PORTFOLIO LOAN.

      THE LOAN. The third largest loan (the "RRI Hotel Portfolio Loan") is a
$186,000,000 pari passu portion of a $465,000,000 first mortgage secured by the borrower's fee and leasehold interests in 79 Red Roof Inn hotels (the "RRI Hotel
Portfolio Properties"). The pari passu interests in the RRI Hotel Portfolio Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns
Commercial Mortgage Securities Trust 2007-PWR17 transaction.

                                       24

      THE BORROWERS. The borrowers, R-Roof I LLC, R-Roof II LLC and R-Roof III
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties in the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund, L.P. ("Westbridge") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westmont is
one of the largest owner/operators of hotels in the United States and one of the largest in Canada with equity interests of approximately $5.2 billion.
Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

      THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

      More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION

                           OCCUPANCY       ADR        REVPAR       NET CASH FLOW
--------------------------------------------------------------------------------
Full Year (12/31/2005)        63.0%       $54.26      $34.18        $37,631,780
Full Year (12/31/2006)        61.8%       $59.06      $36.48        $44,338,229
TTM (05/31/2007)              61.5%       $60.00      $36.92        $45,891,884
Underwritten                  61.8%       $60.95      $37.64        $49,758,965
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                      SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                     COMPETITIVE SET (1)                  RRI HOTEL PORTFOLIO (2)                        PENETRATION FACTOR

  YEAR          ADR       OCCUPANCY      REVPAR        ADR        OCCUPANCY      REVPAR         ADR          OCCUPANCY       REVPAR
------------------------------------------------------------------------------------------------------------------------------------

  2001        $56.84        56.7%        $34.12      $51.84         68.5%        $35.57        91.2%          120.7%         104.3%
  2002        $57.64        56.4%        $33.47      $50.48         67.1%        $33.80        87.6%          119.0%         101.0%
  2003        $57.04        55.9%        $32.98      $50.14         64.5%        $32.21        87.9%          115.4%          97.7%
  2004        $57.71        57.6%        $34.42      $51.37         63.7%        $32.65        89.0%          110.5%          94.9%
  2005        $60.81        59.2%        $37.31      $54.24         63.0%        $34.17        89.2%          106.3%          91.6%
  2006        $64.86        59.6%        $40.04      $58.78         61.8%        $36.48        90.6%          103.6%          91.1%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

      PROPERTY MANAGEMENT. For up to one year, Red Roof Inn will enter into a services agreement with Accor for an annual fee of 3.5% of revenue, whereby
Accor agrees to provide certain services (reservations, accounting and other related services) to Red Roof Inn. Thereafter, property management will be provided by an affiliate of the Westmont Hospitality Group for an annual fee of
3.0% of revenue.

      ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with two other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage
Securities Trust 2007-PWR17 transaction.

      The sponsors have incurred existing mezzanine debt in the amount of approximately $164 million, which is indirectly secured by the equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and by (a) additional
Red Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties. This mezzanine debt is cross-collateralized and cross-defaulted. The estimated allocation of such mezzanine debt to the RRI Hotel Portfolio Properties is approximately $63 million; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly securitized by the equity interest of the borrower under the RRI Hotel Portfolio Whole Loan.

                                       25

      The borrower has the right to incur additional indebtedness in the form of a mezzanine loan. Such additional financing shall be subject to certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) the subordinate mezzanine loan, its holder, and the underlying documents as well as an intercreditor agreement must be approved by the lender, mezzanine lender and the rating agencies; (3) the loan-to-value ratio will not exceed 85%, taking into account the RRI Hotel
Portfolio Loan, mezzanine loan and other loans made to Red Roof Inn entities as well as unfunded capital amounts required to be funded under the FF&E shortfall guaranty; (4) repayment of the subordinate mezzanine loan is prohibited if an event of default under the loan agreement or event of default under the mezzanine loan agreement occurs.

      GROUND LEASES. Two of the mortgaged properties are subject to a ground lease. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November
29, 2007. With respect to the ground lease related to the Red Roof Inn Boston
Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042.

      RELEASE OF PARCELS. The RRI Hotel Portfolio Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio at closing and (b) the debt service coverage ratio for all remaining properties for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i) 8.88%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 8.88%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release and; (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

      PROPERTY SUBSTITUTION. On or after a date that is two years after the issue date of the series 2007-PWR17 certificates, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio for all of the properties at closing and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield at closing and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

      GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                       26

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       27

                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE

                       [2 PHOTOS OF 1101 NEW YORK AVENUE]

                                       28

                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE

                          [MAP OF 1101 NEW YORK AVENUE]

                                       29

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                WFB
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE: (1)                $112,500,000
CUT-OFF DATE BALANCE: (1)            $112,500,000
FIRST PAYMENT DATE:                  08/05/2007
INTEREST RATE:                       5.74500%
AMORTIZATION TERM:                   Months 1-60: Interest Only
                                     Months 61-120: 360 months

ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       07/05/2017
EXPECTED MATURITY BALANCE: (1)       $105,030,570
SPONSOR:                             Louis Dreyfus Property Group, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     26-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 92 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date

CUT-OFF DATE BALANCE PER SF: (1)     $575.46

UP-FRONT RESERVES:                   TI/LC: (2)                $19,583,542
                                     Free Rent:                $6,097,819
                                     Debt Service:             $751,000

ONGOING RESERVES:                    RE Taxes:                 $170,561 / month
                                     Replacement:              $9,775 / month
                                     Leasing Rollover: (3)     Springing
                                     TI/LC: (4)                Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            Washington, DC
YEAR BUILT/RENOVATED:                2006 / NAP
PERCENT LEASED (AS OF):              92.4% (06/15/2007)
NET RENTABLE AREA:                   390,994
THE COLLATERAL:                      A 12-story urban office building
                                     in Washington, DC

OWNERSHIP INTEREST:                  Fee / Leasehold

PROPERTY MANAGEMENT:                 Louis Dreyfus Properties, LLC

3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $17,664,256
U/W NET CASH FLOW:                   $16,742,507
U/W OCCUPANCY:                       96.8%
APPRAISED VALUE (AS OF):             $320,400,000 (11/01/2007)
CUT-OFF DATE LTV RATIO: (1)          70.2%
LTV RATIO AT MATURITY: (1)           65.6%
U/W DSCR: (1)                        1.06x
--------------------------------------------------------------------------------

(1)   The $112,500,000 pooled mortgage loan represents a 50% pari passu interest in a $225,000,000 first mortgage whole loan, which is split into two pari passu notes. Note A-1 was included in the Merrill Lynch Mortgage Trust
      2007-C1. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $225,000,000 financing.

(2)   The TI/LC Reserve consists of an Existing Contractual Costs TI Reserve of
      $16,936,827 for tenant improvement and leasing commission costs for which the 1101 New York Avenue Borrower has any obligation remaining as of the disbursement date and a general TI/LC reserve of $2,646,715.

(3)   The 1101 New York Avenue Borrower will be required to deposit $68,665 on each principal and interest due date commencing on the earlier of (i) July
      5, 2009 and (ii) the first due date following the complete disbursement of funds in the general TI/LC Reserve. The impound will be capped at
      $2,850,000 and monthly impounds of $68,665 will resume if the balance falls below the capped amount. In the event the balance in the Leasing
      Rollover impound equals or exceeds $2,850,000, no deposits will be required.

(4)   The 1101 New York Avenue Borrower is required to deposit all excess cash flow into the springing TI Reserve until a total amount equal to $30 per square foot multiplied by the total square footage vacated by the following tenants: Ernst & Young, BP Corporation, Albright Capital Group
      or Albright Capital Management (the "Impound Tenants"). The 1101 New York
      Avenue Borrower must deposit on the first to occur of the following: (i)
      18 months prior to the expiration of any of the Impound Tenants, if the
      1101 New York Avenue Borrower has failed to deliver evidence that the lease has been extended or renewed, (ii) 30 days after the occurrence of any default by an Impound Tenant for the payment of rent, (iii) 15 days after the 1101 New York Avenue Borrower learns of any right or commencement of any action by Impound Tenant to terminate the lease or
      (iv) the termination of any Impound Tenant's lease.

THE 1101 NEW YORK AVENUE LOAN.

      THE LOAN. The fourth largest loan (the "1101 New York Avenue Loan") is secured by the borrower's fee and leasehold interest in a 12-story, 390,994 square foot office building located in Washington, DC (the "1101 New York Avenue
Property"). The first mortgage loan of $225,000,000 (the "1101 New York Avenue
Whole Loan") was split into a $112,500,000 A-1 pari passu note ("Note A-1") and a $112,500,000 A-2 pari passu note. Note A-2 will be included in the Trust. Note
A-1 was included in the Merrill Lynch Mortgage Trust 2007 C-1 transaction. The pooling and servicing agreement for the Merrill Lynch Mortgage Trust Commercial
Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the 1101 New York Avenue Loan and the 1101 New York Avenue Whole Loan.

                                       30

      THE BORROWER. The borrower, 1101 New York Holdings LLC, a Delaware limited liability company (the "1101 New York Avenue Borrower") is a single member special purpose entity that owns no material assets other than the 1101 New York
Avenue Property and related interests. The 1101 New York Avenue Borrower is 100%
owned by 1101 New York Mezz LLC. 1101 New York Mezz LLC is a joint venture between W.R. Berkley Corporation (64% in total held by 3 different wholly owned subsidiaries) and Louis Dreyfus Property (36% in total held by two different wholly owned entities) A non-consolidation opinion was delivered at origination.
The sponsor of the 1101 New York Avenue Loan is Louis Dreyfus Property Group
LLC. Louis Dreyfus Property Group ("LDPG") has developed or acquired over eight million square feet of office space since inception. As of December 31, 2006 the
Louis Dreyfus Property Group, LLC showed $175.4 million in assets with $35.4 million cash liquidity and a net worth of $173.2 million. W.R. Berkley
Corporation is an insurance holding company whose subsidiaries conduct business in all markets of the commercial property casualty insurance industry. WR
Berkley Corporation is rated BBB+ by S&P and A- by Fitch, both with stable outlooks. As of December 31, 2006 the company reports assets of $15.7 billion, cash liquidity of $1.2 billion and net worth of $3.4 billion.

      THE PROPERTY. The 1101 New York Avenue Property is secured by the fee and leasehold interest in a Class A, newly constructed, 12-story multi-tenant office building with 390,994 square feet of net rentable area. It is located on New
York Avenue in downtown Washington, DC. The 1101 New York Avenue Property is
currently 92.4% leased to seven office tenants and has 5,793 square feet of retail space, 13,045 square feet of storage space, and a 203 space, three-level underground parking garage. Prior to construction, the building was pre-leased to the law firm LeBoeuf Lamb Greene (30.7% NRA) and Ernst & Young (32.5% NRA),
totaling 63.2% of the NRA.

      The property has a state-of-the-art building structure whereby support columns are recessed 20 feet inside of the external shell (cantilevered)
allowing for unobstructed perimeter office spaces. Amenities include a roof top terrace with a conference center, concierge service, 24-hour lobby attendant and free lower level fitness facility for all tenants. The building has street frontage on three sides and is free standing on four sides. The lobby is finished with granite and marble floors and anigre wood finish on the walls.

      More specific information about the 1101 New York Avenue Property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL     ANNUALIZED
                                CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/          TENANT      % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
TENANT NAME                    MOODY'S/S&P) (1)       NRA        NRA    BASE RENT ($)     BASE RENT    ($ PER NRA)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Ernst & Young                     --/--/--          126,992 (2)   32%    $ 5,765,663           33%        $45.40        06/30/2017
LeBoeuf Lamb Greene               --/--/--          120,115 (3)   31%    $ 5,717,374           33%        $47.60      06/30/2023 (4)
BP Corporation North America     AA+/Aa1/AA+         31,091        8%    $ 1,830,355           11%        $58.87        10/31/2017
TOTAL/WEIGHTED AVERAGE                              278,198       71%    $13,313,392           77%        $47.86

Other Tenants                      Various           82,927       21%    $ 3,915,868           23%        $47.22          Various
Vacant Space                         NAP             29,869        8%    $         0            0%         $0.00            NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              390,994      100%    $17,229,260          100%        $47.71
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   1,974 square feet of storage space is included in this calculation, for which the tenant pays $21.29 per square foot.

(3)   715 square feet of storage space is included in this calculation, for which the tenant pays $19.00 per square foot.

(4)   6,520 square feet of LeBoeuf's space expires 4/30/2012.

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE (1)

                                                                                                                      AVERAGE U/W
                # OF LEASES                                % OF TOTAL SF     CUMULATIVE TOTAL    CUMULATIVE % OF     BASE RENT PER
    YEAR          EXPIRING        TOTAL SF EXPIRING          EXPIRING           SF EXPIRING        SF EXPIRING        SF EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

   Vacant             --               29,869                    8%                29,869               8%                   --
    2007              --                   --                   --                 29,869               8%                   --
    2008              --                   --                   --                 29,869               8%                   --
    2009              --                   --                   --                 29,869               8%                   --
    2010              --                   --                   --                 29,869               8%                   --
    2011              --                   --                   --                 29,869               8%                   --
    2012               1                6,520                    2%                36,389               9%               $43.63
    2013               1                6,520                    2%                42,909              11%               $43.00
    2014              --                   --                   --                 42,909              11%                   --
    2015              --                   --                   --                 42,909              11%                   --
    2016              --                   --                   --                 42,909              11%                   --
 Thereafter           14              348,085                   89%               390,994             100%               $47.87
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The 1101 New York Avenue Property is managed by Louis
Dreyfus Properties LLC, an affiliate of the 1101 New York Avenue Borrower. Louis
Dreyfus Properties LLC handles all aspects of management and leasing.

                                       31

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. The 1101 New York Avenue Property is encumbered by a ground lease that expires on 08/31/2102. There are no extension options. Annual rent payments are $400,000 and will increase to $500,000 in 2012, with 30% of consumer price index escalations every five years. The ground lessor is George
D. Stamoulis. Lessee has an option to purchase the ground leased parcel in the
50th lease year (July 2054), based on a formula tied to a rent multiple at the time.

      RELEASE OF PARCELS.  Not allowed.

                                       32

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       33

                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING

                          [5 PHOTOS OF WESTIN BUILDING]

                                       34

                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING

                            [MAP OF WESTIN BUILDING]

                                       35

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NLIC
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE:                    $110,000,000
CUT-OFF DATE BALANCE:                $110,000,000
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       6.37000%
AMORTIZATION TERM:                   Months 1-36: Interest Only
                                     Months 37-120: 360 months
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       09/01/2017
EXPECTED MATURITY BALANCE:           $100,241,223
SPONSORS:                            Clise Properties, Inc., Digital Realty
                                     Trust, L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     24-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 92 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date

CUT-OFF DATE BALANCE PER SF:         $274.82

UP-FRONT RESERVES:                   RE Taxes:               $292,810

ONGOING RESERVES:                    RE Taxes:               $58,562 / month
                                     Insurance: (1)          Springing
                                     Replacement:            $6,671 / month
                                     TI/LC: (2)              Springing

LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            Seattle, Washington
YEAR BUILT/RENOVATED:                1981 / 2007
PERCENT LEASED (AS OF):              94.2% (07/31/2007)
NET RENTABLE AREA:                   400,263
THE COLLATERAL:                      A 34-story urban office building in
                                     Seattle, Washington

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Clise Properties

3RD MOST RECENT NOI (AS OF):         $12,599,748 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $11,910,394 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $12,191,979 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $12,024,313
U/W NET CASH FLOW:                   $10,794,036
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE (AS OF):             $165,000,000 (06/29/2007)
CUT-OFF DATE LTV RATIO:              66.7%
LTV RATIO AT MATURITY:               60.8%
U/W DSCR:                            1.31x
--------------------------------------------------------------------------------

(1)   Insurance reserves will spring if an event of default, late payment, transfer, untimely notice, or a change in the standard lease form occurs under the loan documents.

(2)   The Tenant Improvements and Leasing Commissions Escrow will spring if the general purpose office space (as defined on the 2001 Sixth Borrower's certified rent roll) shall at any time fall below 80%. The 2001 Sixth
      Borrower shall, on or before the first business day of the next calendar month after such occupancy falls below 80%, deliver to the lender a letter of credit equal to $15.00 per square foot times the square footage needed to be leased to return the general purpose occupancy to 90%.

THE WESTIN BUILDING LOAN.

      THE LOAN. The fifth largest loan (the "Westin Building Loan") is a
$110,000,000 first mortgage loan secured by the borrower's fee interest in a
34-story, approximately 400,263 square foot office/telecom building and seven-story, above-grade parking garage located in Seattle, Washington (the
"Westin Building Property").

      THE BORROWER. The borrower, 2001 Sixth LLC, is a Delaware limited liability company (the "2001 Sixth Borrower") and is a single purpose entity that owns no material assets other than the Westin Building. The sole member of the 2001 Sixth Borrower is a single member Delaware limited liability company that is structured with one independent manager. A non-consolidation opinion was delivered at origination. The sponsors of the Westin Building Loan are Clise
Properties ("Clise") and Digital Realty Trust, LP ("Digital"). Clise is a fourth generation, family-owned real estate company based in Seattle. Digital is the operating partnership of Digital Realty Trust, Inc., a REIT traded on the New
York Stock Exchange (NYSE: DLR). Digital Realty Trust owns 62 properties containing applications and operations critical to the technology industry comprising approximately 11.8 million square feet.

      THE PROPERTY. The Westin Building Property is a 34-story office building containing approximately 400,263 rentable square feet and includes a seven-story, above-grade parking garage with approximately 426 parking spaces.
The Westin Building Property is located between 5th and 6th Avenue on the north side of Virginia Street in downtown Seattle. The building consists of approximately

                                       36

183,869 square feet of data center space, approximately 24,871 square feet of telecom space known as FP(2), approximately 147,623 square feet of office space, approximately 17,745 square feet of storage space, and approximately 2,983 square feet of retail space. As of July 31, 2007, the Westin Building Property was approximately 94.2% leased. The Westin Building Property is ranked as the number three data center facility in the country (by the number of network providers) with over 250 network providers on site.

      More specific information about the Westin Building Property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                                     CREDIT RATING                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                        (FITCH/          TENANT    % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME                        MOODY'S/S&P) (1)       NRA      NRA    BASE RENT ($)     BASE RENT    ($ PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Switch & Data WA One, LLC             --/--/--          35,253       9%    $ 1,590,827          11%         $45.13      08/31/2019
Global Crossings Telecom              --/--/--          20,587       5%    $   810,469           6%         $39.37      08/31/2015
Sprint Communications Co., L.P.     BBB/Baa3/BBB        17,517       4%    $   743,256           5%         $42.43      04/30/2010
Semaphore Corporation                 --/--/--          14,725       4%    $   443,886           3%         $30.15     12/31/2009(2)
Wiltel, Inc.                          --/--/--          12,431       3%    $   438,924           3%         $35.31      12/31/2009
Swift Ventures, Inc.                  --/--/--          11,589       3%    $   403,173           3%         $34.79     07/31/2014(3)
FiberCloud, Inc.                      --/--/--          11,003       3%    $   420,252           3%         $38.19     04/30/2008(4)
Infoseek Corporation                  --/--/--          13,670       3%    $   443,626           3%         $32.45      03/31/2010
The Mead Group/Colocenters Inc.       --/--/--           8,805       2%    $   305,352           2%         $34.68      12/31/2008
GCI Communication Corp.               --/A3/A-           7,305       2%    $   355,140           2%         $48.62      11/30/2008
TOTAL/WEIGHTED AVERAGE                                 152,885      38%    $ 5,954,905          42%         $38.95

Other Tenants                          Various         224,206      56%    $ 8,087,736          58%         $36.07        Various
Vacant Space                             NAP            23,172       6%    $         0           0%         $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 400,263     100%    $14,042,641         100%         $37.24
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   3,284 square feet of space on a MTM lease and 11,441 square feet expires
      12/31/2009.

(3)   2,931 square feet of space on a MTM lease and 8,658 square feet expires
      07/31/2014.

(4)   3,242 square feet expires 04/30/2008, 2,456 square feet expires 10/31/08,
      3,079 square feet expires 03/31/10, and 2,226 square feet expires
      12/31/2010.

--------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE (1) (2)

                                                                                                                AVERAGE U/W BASE
                  # OF LEASES                           % OF TOTAL SF    CUMULATIVE TOTAL    CUMULATIVE % OF       RENT PER SF
    YEAR            EXPIRING      TOTAL SF EXPIRING     EXPIRING (3)        SF EXPIRING      SF EXPIRING (3)        EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

   Vacant               --                 23,172               6%               23,172                6%                  --
     MTM                35                 27,835               7%               51,007               13%              $44.80
    2007                12                 10,494               3%               61,501               15%              $25.60
    2008                19                 35,097               9%               96,598               24%              $38.55
    2009                26                 53,282              13%              149,880               37%              $29.76
    2010                23                 83,745              21%              233,625               58%              $37.14
    2011                 9                 28,362               7%              261,987               65%              $26.27
    2012                 2                  3,428               1%              265,415               66%              $34.88
    2013                 5                 15,245               4%              280,660               70%              $32.39
    2014                 8                 21,764               5%              302,424               75%              $31.69
    2015                 4                 20,587               5%              323,011               81%              $39.37
    2016                --                     --              --               323,011               81%                  --
 Thereafter              4                 35,253               9%              358,264               89%              $45.13
--------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Excludes square footage of FP2 space that totals 24,871 square feet (6%
      of total NRA) because FP2 is leased on a per cabinet or per cage basis rather than per square foot of rentable area and measured by the percentage of income expiring in any one year rather than square footage.
      There are 65 FP2 tenants with lease expirations ranging from a MTM basis to 2024. The rollover schedule also excludes 17,128 square feet of storage, server, and office space used by the 2001 Sixth Borrower and not leased to third party tenants.

(3)   The percentages are based on the total NRA of 400,263 square feet for the
      Westin Building Property, inclusive of the FP2, storage, server, and office space.

      PROPERTY MANAGEMENT. The Westin Building Property is managed by Clise
Properties, an affiliate of the 2001 Sixth Borrower.

      ADDITIONAL INDEBTEDNESS. Mezzanine financing is permitted after the end of the second loan year so long as the net cash flow from the Westin Building
Property is 1.20x times the combined debt service on the first mortgage and mezzanine financing, the aggregate loan to value ratio does not exceed 80%, and the borrower is not in default under any of the terms, covenants, and conditions of the loan documents.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                       37

                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE

                          [2 PHOTOS OF 346 MADISON AVE]

                                       38

                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE

                            [MAP OF 346 MADISON AVE]

                                       39

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PCFII
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE:                    $100,000,000
CUT-OFF DATE BALANCE:                $100,000,000
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       5.58000%
AMORTIZATION TERM:                   360 months
ARD:                                 Yes
ANTICIPATED REPAYMENT DATE:          09/01/2017
MATURITY DATE:                       09/01/2037
EXPECTED ARD BALANCE:                $83,918,247
SPONSOR:                             Claudio Del Vecchio
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     24-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 92 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date

CUT-OFF DATE BALANCE PER SF:         $737.60

UP-FRONT RESERVES:                   RE Taxes:     $361,176

ONGOING RESERVES:                    RE Taxes:     $120,392 / month

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use
PROPERTY SUB-TYPE:                   Office/Retail
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1915 / 2002-2007
PERCENT LEASED (AS OF):              100.0% (08/08/2007)
NET RENTABLE AREA:                   135,575
THE COLLATERAL:                      10-story office and retail
                                     building located in New York, NY

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Retail Brand Alliance, Inc.

3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $9,612,620
U/W NET CASH FLOW:                   $9,585,505
U/W OCCUPANCY:                       97.0%
APPRAISED VALUE (AS OF):             $202,000,000 (06/26/2007)
CUT-OFF DATE LTV RATIO:              49.5%
ARD LTV RATIO:                       41.5%
U/W DSCR:                            1.39x
--------------------------------------------------------------------------------

THE 346 MADISON AVE LOAN.

      THE LOAN. The sixth largest loan (the "346 Madison Ave Loan") is a
$100,000,000 mortgage loan secured by the borrower's fee interest in the office/retail property containing 135,575 square feet known as the 346 Madison
Ave, located in New York, New York (the "346 Madison Ave Property").

      THE BORROWER. The borrower is 346 Madison Avenue LLC and is 100% owned by
DV Family, LLC which is 100% owned by Del Vecchio Family Trust with Claudio Del
Vecchio serving as the trustee (the "346 Madison Ave Borrower"). Claudio Del
Vecchio also serves as the carveout guarantor and reported a net worth of approximately $3.27 billion as of June 11, 2007.

      THE PROPERTY. The 346 Madison Ave Property consists of a 10-story, 135,575 square foot retail and office building. The improvements were constructed in
1915 and were most recently renovated from 2002 to 2007. During that time, the property has undergone a $7.2 million modernization, which included the HVAC systems, fire alarms, sprinklers, elevators, electrical, chillers, lighting, tenant improvements, and asbestos abatement. The property's predominant facade system on all elevations consists of red face brick. There is a limestone bulkhead with granite base system along the first three stories of the building and limestone finish at the ninth and tenth floors. The building is fully sprinklered. The building is served by three gearless traction passenger elevators, two freight elevators and a sidewalk lift. There are six escalators between the first through third floors. Floor plates for the building are approximately 13,000 square feet. The property is 100.0% leased to Retail Brand
Alliance (RBA), parent of Brooks Brothers. Brooks Brothers uses the first six floors as retail space and floors 7 through 10 as office space. Brooks Brothers has been located in this building for 92 years, since the building was built in
1915. The property is the global headquarters for Brooks Brothers. The 346
Madison Ave Property is located on the westerly block front of Madison Avenue between East 44th and East 45th streets. The 346 Madison Ave Property is surrounded by some of New York's landmarks including Grand Central Terminal, the
Met Life Building, the Helmsley Building, Bryant Park, the NYC Public Library,
and the Chrysler Building. Grand Central Terminal is located one block to the east from the 346 Madison Ave Property. Grand Central Terminal offers access to subway lines 4, 5, 6, 7, the Times Square Shuttle,

                                       40

and rail service to Westchester, Putnam and Dutchess counties in New York and
Western Connecticut. In addition, subway lines B, D, F, N, Q, R, S, W, and V are located in close proximity to the property.

      More specific information about the 346 Madison Ave Property is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       ANNUALIZED       % OF TOTAL      ANNUALIZED
                            CREDIT RATING                             UNDERWRITTEN     ANNUALIZED      UNDERWRITTEN
                               (FITCH/                      % OF          BASE         UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                MOODY'S/S&P) (1)   TENANT NRA     NRA        RENT ($)        BASE RENT      ($ PER NRA)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Brooks Brothers                --/--/--        135,575        100%     $10,000,000          100%           $73.76      08/31/2027
TOTAL/WEIGHTED AVERAGE                         135,575        100%     $10,000,000          100%           $73.76

Other Tenants                    NAP                 0          0%     $         0            0%           $ 0.00         NAP
Vacant Space                     NAP                 0          0%     $         0            0%           $ 0.00         NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         135,575        100%     $10,000,000          100%           $73.76
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE (1)

                 # OF LEASES                        % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF           AVERAGE U/W
     YEAR          EXPIRING     TOTAL SF EXPIRING      ROLLING         SF EXPIRING       SF EXPIRING      BASE RENT PER SF EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

    Vacant            --               --                 --               --                --                       --
     2007             --               --                 --               --                --                       --
     2008             --               --                 --               --                --                       --
     2009             --               --                 --               --                --                       --
     2010             --               --                 --               --                --                       --
     2011             --               --                 --               --                --                       --
     2012             --               --                 --               --                --                       --
     2013             --               --                 --               --                --                       --
     2014             --               --                 --               --                --                       --
     2015             --               --                 --               --                --                       --
     2016             --               --                 --               --                --                       --
  Thereafter           1            135,575              100%           135,575             100%                   $73.76
------------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The 346 Madison Ave Property is managed by Retail
Brand Alliance, Inc., an affiliate of the 346 Madison Ave Borrower.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                       41

                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO

                       [7 PHOTOS OF LOGAN HOTEL PORTFOLIO]

                                       42

                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO

                     [MAPS AND KEY OF LOGAN HOTEL PORTFOLIO]

                                       43

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE:                    $70,300,000
CUT-OFF DATE BALANCE:                $70,300,000
FIRST PAYMENT DATE:                  08/01/2007
INTEREST RATE:                       6.42000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       07/01/2012
EXPECTED MATURITY BALANCE:           $70,300,000
SPONSORS:                            Trinity Hotel Investors, BayNorth Capital
                                     LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     26-payment lockout from the first payment
                                     date, with U.S. Treasury defeasance
                                     permitted for the following 27 payments,
                                     and open to prepayment without premium
                                     thereafter through the maturity date

CUT-OFF DATE BALANCE PER ROOM:       $71,370.56

UP-FRONT RESERVES:                   RE Taxes:                 $311,534
                                     Insurance:                $46,761
                                     Replacement:              $102,276
                                     Deferred Maintenance:     $83,600
                                     Capital Improvement:      $22,450,000

ONGOING RESERVES:                    RE Taxes:                 $77,883 / month
                                     Insurance:                $23,380 / month
                                     Replacement:              $102,276 / month
                                     Excess Cash: (1)          Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Full Service
LOCATION:                            Various
YEAR BUILT/RENOVATED:                Various
OCCUPANCY (AS OF):                   72.2% (06/30/2007)
ADR (AS OF):                         $87.46 (06/30/2007)
REVPAR (AS OF):                      $63.13 (06/30/2007)
ROOMS:                               985
THE COLLATERAL:                      Three full service hotels located in
                                     Minnesota and Arkansas

OWNERSHIP INTEREST:                  Fee / Leasehold

PROPERTY MANAGEMENT:                 Associated Hotels, LLC

3RD RECENT NOI (AS OF):              $6,310,338 (TTM 12/31/2005)
2ND RECENT NOI (AS OF):              $7,735,886 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $7,752,915 (TTM 06/30/2007)
U/W NET OP. INCOME:                  $8,101,053
U/W NET CASH FLOW:                   $6,801,778
U/W OCCUPANCY:                       70.9%
U/W ADR:                             $89.80
U/W REVPAR:                          $63.68
APPRAISED VALUE (AS OF): (2)         $90,800,000 (02/01/2008)
CUT-OFF DATE LTV RATIO:              77.4%
LTV RATIO AT MATURITY:               77.4%
U/W DSCR:                            1.49x
--------------------------------------------------------------------------------

(1)   Following a "Cash Sweep Event" and prior to the occurrence of the related
      Cash Sweep Event Cure, on each payment date all excess cash remaining in the Cash Management Account following the required transfer of funds to various sub-accounts for property operating expenses, among other things, are required to be deposited with the lender to be held by the Lender as additional security for the Loan. A "Cash Sweep Event" consists of an occurrence of an event of default, any bankruptcy action of the borrower, any bankruptcy action of the property manager, or a DSCR trigger event
      (DSCR<1.00x on or before June 1, 2008 and DSCR<1.05x thereafter).

(2)   The appraisal's As-Renovated value as of February 1, 2008 is shown above and was used in all loan to value calculations. The sponsors' preliminary budget for the cost of these renovations is $22,450,000, which was held back in escrow at origination. The As-Is value for the portfolio as of
      January 2007 is $67,900,000. The stabilized value for the portfolio as of
      February 1, 2009 is $94,600,000.

THE LOGAN HOTEL PORTFOLIO.

      THE LOAN. The seventh largest loan (the "Logan Hotel Portfolio Loan") is a
$70,300,000 first mortgage loan secured by the borrowers' fee and leasehold interest in three full service hotels located in Minnesota and Arkansas.

      THE BORROWERS. The borrowers, TB Bloomington LLC, TB Little Rock LLC and
TB Duluth LLC, each a Delaware limited liability company, are single purpose entities each with an independent director that own no material assets other than its respective property in the Logan Hotel Portfolio Loan and related interests. A non-consolidation opinion was delivered at origination. The borrowers are principally owned and controlled by Trinity Hotel Investors LLC
("Trinity") and BayNorth Capital LLC ("BayNorth"). Trinity was established in
2002 to invest in hotels in the United States and Europe. Trinity's principals have consummated over $8.5 billion in global real estate transactions. To date, the BayNorth team has invested approximately $1.7 billion of capital for five distinct funds and

                                       44

currently manages approximately $900 million of equity assets. The BayNorth fund associated with the subject portfolio, BayNorth Realty Fund VI, has capital commitments of approximately $430 million and a net worth $43,252,018 as of June
30, 2005.

      THE PROPERTIES. The Logan Hotel Portfolio consists of three full service hotels with a total of 985 rooms: the DoubleTree Little Rock located in Little
Rock, Arkansas, the Radisson Duluth located in Duluth, Minnesota and the Holiday
Inn Select Minneapolis Airport located in Bloomington, Minnesota. The portfolio has undergone approximately $2.95 million in renovations between 2005 and 2006, with an additional $22.45 million ($22,792/room) anticipated to be spent in
2007-2008.

      More specific information about each of the Logan Hotel Portfolio
Properties is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                             YEAR BUILT/   ALLOCATED CUT-OFF                             APPRAISED
PROPERTY                                  LOCATION            RENOVATED    DATE LOAN BALANCE     ROOMS      U/W NCF      VALUE (1)
------------------------------------------------------------------------------------------------------------------------------------

Holiday Inn Select Minneapolis Airport    Bloomington, MN    1980 / 2005       $39,475,000         430     $3,516,741   $47,500,000
Doubletree - Little Rock                  Little Rock, AR    1971 / 2003       $21,825,000         287     $2,030,433   $30,600,000
Radisson Hotel Duluth Harborview          Duluth, MN         1970 / 2005       $ 9,000,000         268     $1,254,605   $12,700,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                          $70,300,000         985     $6,801,778   $90,800,000
------------------------------------------------------------------------------------------------------------------------------------

(1)   The appraisal's As-Renovated value as of February 1, 2008 is shown above and was used in all loan to value calculations. The sponsor's preliminary budget for the cost of these renovations is $22,450,000, which was held back in escrow at origination. The As-Is value for the portfolio as of
      January 2007 is $67,900,000. The stabilized value for the portfolio as of
      February 1, 2009 is $94,600,000.

      The Holiday Inn Select Minneapolis Airport is a 15-story, 430-room full service hotel property built in 1980. The hotel is located 14 miles south of the
Minneapolis central business district and three miles south of the
Minneapolis-St. Paul International Airport. A major attraction, located 1.3 miles west of the property, is the Mall of America, the country's largest indoor shopping mall, which encompasses approximately 4.2 million square feet and employs approximately 10,000 people. Hotel guest amenities include an indoor pool, fitness center, gift shop, whirlpool and sauna, business center and seven meeting rooms totaling 12,825 square feet. During 2005 and 2006, approximately
$1.7 million (approximately $4,000/room) was spent in renovations. Additionally, the subject is scheduled to undergo a comprehensive $8.625 million renovation
(approximately $20,000/room), which is planned to commence in late 2007 and include upgrading all guestrooms and additional work in public areas.

      More specific information about the Holiday Inn Select Minneapolis Airport is set forth in the table below:

-------------------------------------------------------------------------------------------------------------------------------
                                   SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                                                               HOLIDAY INN SELECT
                           COMPETITIVE SET (1)               MINNEAPOLIS AIRPORT (2)                PENETRATION FACTOR

     YEAR              ADR     OCCUPANCY    REVPAR        ADR      OCCUPANCY     REVPAR       ADR       OCCUPANCY      REVPAR
-------------------------------------------------------------------------------------------------------------------------------

     2004            $ 85.47     72.1%      $61.63      $78.55       79.5%       $62.44      91.9%        110.3%      101.3%
     2005            $ 90.92     72.2%      $65.67      $82.62       74.2%       $61.23      90.9%        102.7%       93.2%
     2006            $ 95.42     72.7%      $69.34      $83.03       77.9%       $64.66      87.0%        107.1%       93.3%
TTM 06/2007 (3)      $114.55     71.3%      $81.62      $84.34       77.9%       $65.72      73.6%        109.3%       80.5%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007. The competitive set used by Smith Travel Research changed from the 2006 reported numbers to the TTM 06/2007 reported numbers.

      The DoubleTree Little Rock is a 287-room full service hotel built in 1971.
The hotel is located in downtown Little Rock in the northeast quadrant formed by the intersection of West Markham Street and Broadway Street within the City of
Little Rock. In addition to being located near Little Rock's downtown businesses, the property is also located 0.6 miles west of the Clinton
Presidential Library and Center. The Little Rock Airport is approximately seven miles southeast of the hotel as well. Guest amenities include a restaurant and lounge, an outdoor pool, fitness room, gift shop, business center and 12,583 square feet of meeting space. Over the past two years, $616,030 ($2,147/room)
was spent in renovations which included roof and water line repairs, fire protection, corridor and guest room carpeting and tile, repair and replacement of laundry/restaurant equipment. Additionally, the subject is scheduled to undergo a comprehensive $13.125 million (approximately $45,700/room) which is planned to commence in late 2007.

                                       45

      More specific information about the DoubleTree Little Rock is set forth in the table below:

------------------------------------------------------------------------------------------------------------------------------------
                                         SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                          COMPETITIVE SET (1)               DOUBLETREE LITTLE ROCK (2)                  PENETRATION FACTOR

      YEAR           ADR      OCCUPANCY     REVPAR        ADR       OCCUPANCY     REVPAR          ADR       OCCUPANCY        REVPAR
------------------------------------------------------------------------------------------------------------------------------------

      2004         $ 94.16      60.4%       $56.89      $82.48        68.2%       $56.25         87.6%       112.9%           98.9%
      2005         $ 96.07      66.1%       $63.54      $81.61        78.2%       $63.82         85.0%       118.3%          100.4%
      2006         $106.38      66.8%       $71.11      $88.59        78.1%       $69.20         83.3%       117.0%           97.3%
 TTM 06/2007 (3)   $110.73      64.7%       $71.60      $92.12        79.2%       $72.94         83.2%       122.4%          101.9%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007.

      The Radisson Hotel Duluth Harborview is a 268-room full service hotel built in 1970. The hotel is located in the City of Duluth, Minnesota in an area comprised of a mixture of commercial and retail properties. Additionally, the hotel is located 0.3 miles southeast of the Duluth Entertainment and Convention
Center and 8.4 miles northwest of the Duluth International Airport. Hotel guest amenities include the Top of the Harbor revolving restaurant (offering views of
Lake Superior and Duluth), a lounge, a fitness room, an indoor pool and 9,278 square feet of meeting space. During 2005, the property was renovated at a cost of $570,242 ($2,128/room) which included guestroom renovations, work in the public areas and exterior signage. Additionally, the hotel is scheduled for a renovation of $700,000 which is planned to commence in late 2007, which would include additional guest room improvements and the renovation the Top of the
Harbor restaurant.

      More specific information about the Radisson Hotel Duluth Harborview is set forth in the table below:

---------------------------------------------------------------------------------------------------------------------------------
                                   SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                             COMPETITIVE SET (1)         RADISSON HOTEL DULUTH HARBORVIEW (2)         PENETRATION FACTOR

      YEAR              ADR     OCCUPANCY    REVPAR         ADR      OCCUPANCY    REVPAR        ADR       OCCUPANCY       REVPAR
---------------------------------------------------------------------------------------------------------------------------------

      2004            $89.44      58.4%      $52.27       $75.45       59.0%      $44.52       84.4%       101.0%          85.2%
      2005            $90.95      59.9%      $54.49       $82.07       51.5%      $42.28       90.2%        86.0%          77.6%
      2006            $93.36      63.2%      $58.98       $86.44       54.4%      $47.00       92.6%        86.0%          79.7%
 TTM 06/2007 (3)      $95.18      64.6%      $61.48       $87.38       55.5%      $48.48       91.8%        85.9%          78.9%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007.

      PROPERTY MANAGEMENT. The Logan Hotel Portfolio Property is managed by
Associated Hotels, LLC, which owns and/or operates six franchised hotels containing 1,920 guestrooms with annual revenues in excess of $50 million.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASES. The DoubleTree Little Rock and the Holiday Inn Select
Minneapolis Airport are subject to ground leases. The DoubleTree Little Rock's ground lease expires in September of 2044. With respect to the Holiday Inn
Select Minneapolis Airport, there is a ground lease on an adjacent parking lot, which is part of the collateral. This ground lease expires in November of 2041.

      RELEASE OF PROPERTIES. The Logan Hotel Portfolio Loan permits releases of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the loan to value ratio on the remaining properties does not exceed the lesser of (a) 74.31%
multiplied by the principal balance of the loan immediately after the release and divided by the sum of the allocated loan amounts of the properties subject to the lien immediately after the release and (b) the loan to value ratio prior to release; (3) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release equals or exceeds the greater of (a) 1.40 multiplied by the allocated loan amount of the properties subject to the lien immediately after the release and divided by the principal balance of the loan immediately after release and (b) the debt service coverage ratio for the trailing twelve months immediately prior to release; (4)
if prior to December 31, 2011, defeasance of an amount equal to 110% of the allocated loan amount for the released property; and if on or after December 31,
2011, upon payment of an amount equal to 100% of the individual allocated loan amount; and (5) in the case of a partial defeasance, the lender receives written confirmation from the rating agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series
2007-PWR17 certificates.

                                       46

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       47

                   MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO

                       [2 PHOTOS OF DRA RETAIL PORTFOLIO]

                                       48

                   MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO

                     [MAPS AND KEY OF DRA RETAIL PORTFOLIO]

                                       49

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                WFB
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE:                    $49,000,000
CUT-OFF DATE BALANCE:                $49,000,000
FIRST PAYMENT DATE:                  10/01/2007
INTEREST RATE:                       5.95000%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       09/01/2012
EXPECTED MATURITY BALANCE:           $49,000,000
SPONSOR:                             DRA Growth & Income Fund IV, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     24-payment lockout from the first payment
                                     date, followed by either (i) U.S.
                                     Treasury defeasance or (ii) the
                                     greater of 1% or yield maintenance
                                     permitted for the next 32 payments,
                                     and open to prepayment without premium
                                     thereafter through maturity

CUT-OFF DATE BALANCE PER SF:         $121.61

UP-FRONT RESERVES:                   None

ONGOING RESERVES:                    RE Taxes: (1)                  Springing
                                     Insurance: (1)                 Springing
                                     TI/LC: (1)                     Springing
                                     Replacement: (1)               Springing
                                     Low Debt Service: (2)          Springing
                                     Levitz TI: (3)                 Springing
                                     Orchard Supply TI: (4)         Springing

LOCKBOX:                             Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Portfolio
PROPERTY TYPE:                       Various
PROPERTY SUB-TYPE:                   Various
LOCATION:                            Various - See Table
YEAR BUILT/RENOVATED:                Various - See Table
PERCENT LEASED (AS OF):              98.4% (03/09/2007)
NET RENTABLE AREA:                   402,937
THE COLLATERAL:                      Three retail properties located in South
                                     Carolina, California and New York

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 KRC Property Management I, Inc.

3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         $3,793,251 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $3,984,625 (TTM 12/31/2006)
U/W NET OP. INCOME:                  $3,861,669
U/W NET CASH FLOW:                   $3,676,131
U/W OCCUPANCY:                       92.4%
APPRAISED VALUE (AS OF):             $62,600,000 (03/2007 - 04/2007)
CUT-OFF DATE LTV RATIO:              78.3%
LTV RATIO AT MATURITY:               78.3%
U/W DSCR:                            1.24x
--------------------------------------------------------------------------------

(1)   The borrower will not be required to make monthly deposits for these impounds unless and until a trigger event occurs or there is an assignment of the borrower's obligations under the loan documents to, and assumption of such obligations by, a successor borrower in accordance with the note.
      A trigger event is defined as the earlier to occur of the following: (i)
      the occurrence of a default, (ii) the debt service coverage ratio as of the most recent testing date is less than 1.10x (a "DSCR Trigger Event")
      or (iii) the occurrence of any events which would trigger the Orchard
      Supply TI Reserve. A testing date shall mean March 31, June 30, September
      30 and December 31 of each calendar year, with the first such testing date commencing as of December 31, 2007. The borrower shall be entitled to avoid a DSCR Trigger Event upon satisfaction of the following conditions:
      (a) borrower has delivered to lender either (i) cash or (ii) an acceptable letter of credit (the "Trigger Event Threshold Collateral") and (b) the
      Trigger Event Threshold Collateral is in an amount which, if applied to the outstanding principal balance of the loan, would cause borrower not to be subject to a trigger event.

(2)   Upon a trigger event, all excess funds after payment of interest on the loan, funding of any impounds, and payment of operating expenses defined in the cash management agreement, will be deposited into the low debt service reserve as additional collateral for the loan, to be dispersed by lender in its discretion in future months for the regular monthly payment of interest owing on the loan, and for the funding of any impounds to the extent other amounts received by lender are insufficient to pay the same.

(3)   Unless the Smithtown property has been released, the borrower is required to deposit either cash or a letter of credit in an amount equal to $15 per square foot multiplied by the total square footage of the Levitz space
      ($834,000) on the first to occur of the following events: (i) 15 days after borrower learns of a monetary or material non-monetary default by
      Levitz, (ii) 15 days after borrower learns of the exercise of any right to terminate the lease, (iii) borrower's exercise of any right or commencement to terminate the Levitz lease, (iv) the existence of a Levitz bankruptcy and a default or (v) the termination of the Levitz lease.

(4)   Unless the Redwood property has been released, the borrower is required to deposit either all excess cash flow until an amount equal to $15 per square foot multiplied by the total square footage of the Orchard Supply space ($741,000) has been deposited or a letter of credit in the amount of
      $741,000 on the first to occur of the following events: (i) October 15,
      2008, if borrower has failed to deliver evidence that Orchard Supply has exercised its option to extend the lease for an additional 10 years, (ii)
      upon borrower learning of the exercise of any right of Orchard Supply to terminate the lease, (iii) borrower's exercise of any right or commencement to terminate the Orchard Supply lease, (iv) the termination of the Orchard Supply lease.

                                       50

DRA RETAIL PORTFOLIO.

      THE LOAN. The eighth largest loan (the "DRA Retail Portfolio Loan") is a
$49,000,000 first mortgage loan secured by the borrower's fee interest in
Cherrydale Point located in Greenville, SC, Levitz Furniture Showroom located in
Nesconset, NY and Orchard Supply Store located in Redwood City, CA (the "DRA
Retail Portfolio Properties").

      THE BORROWER. The borrowers, PL Smithtown LLC, PL Cherrydale Point LLC, and PL Redwood City LP (the "DRA Retail Portfolio Borrower"), are single-purpose entities that own no material assets other than the DRA Retail Portfolio
Properties and related interests. The sponsor, Price Legacy Corporation, is a subsidiary of PL Retail LLC, a joint venture between Kimco Realty Corporation and clients of DRA Advisors LLC. DRA Advisors LLC currently own 120 shopping centers totaling over 30 million square feet and Kimco Realty Corporation's assets exceed $7.8 billion.

      THE PROPERTY. The DRA Retail Portfolio Properties consist of three cross-collateralized and cross-defaulted retail centers totaling 402,937 square feet, which are located in South Carolina, California, and New York. One of the
properties, Cherrydale Point, is located in Greenville, SC, contains 297,928 square feet, and is occupied by 34 tenants. The two other properties, Orchard
Supply Store located in Redwood, CA, containing 49,429 square feet and the
Levitz Furniture Showroom located in Nesconset, NY, containing 55,580 square feet are both 100% occupied by single tenants. The Orchard Supply Store owns the improvements to the property and leases the land from the borrower through a ground lease, which expires on April 14, 2009 with two, additional 10-year renewal options. On a combined basis, the portfolio is 98.4% occupied.

      More specific information about each of the DRA Retail Portfolio
Properties is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                   ALLOCATED
                                                 YEAR BUILT /    CUT-OFF LOAN               PERCENTAGE                   APPRAISED
PROPERTY                      LOCATION             RENOVATED        BALANCE        NRA        LEASED       U/W NCF         VALUE
------------------------------------------------------------------------------------------------------------------------------------

Cherrydale Point              Greenville, SC       2000 / NAP     $36,768,750     297,928       97.8%     $2,691,107    $46,250,000
Redwood City                  Redwood City, CA    1984 / 1988     $ 5,587,500      49,429      100.0%     $  453,459    $ 7,450,000
Smithtown                     Nesconset, NY        1986 / NAP     $ 6,643,750      55,580      100.0%     $  531,564    $ 8,900,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                       $49,000,000     402,937       98.4%     $3,676,131    $62,600,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL       ANNUALIZED
                              CREDIT RATING                             ANNUALIZED       ANNUALIZED      UNDERWRITTEN
                                 (FITCH/                     % OF      UNDERWRITTEN     UNDERWRITTEN     BASE RENT ($      LEASE
TENANT NAME                 MOODY'S/S&P) (1)   TENANT NRA     NRA      BASE RENT ($)      BASE RENT        PER NRA)      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Ingles Markets                  --/--/BB-          65,000      16%       $  406,250            10%          $ 6.25       09/30/2021
Levitz                           --/--/--          55,580      14%       $  605,822            15%          $10.90       04/30/2014
Orchard Supply Hardware          --/--/--          49,429      12%       $  475,013            11%          $ 9.61       04/30/2009
Goody's Family Clothing          --/--/--          35,000       9%       $  302,750             7%          $ 8.65       08/31/2010
TJ Maxx                          --/A3/A           30,300       8%       $  243,006             6%          $ 8.02       08/31/2010
Ross Stores                     --/--/BBB          30,187       7%       $  286,777             7%          $ 9.50       01/31/2012
Old Navy                       BB+/Ba1/BB+         24,900       6%       $  286,350             7%          $11.50       01/31/2011
Shoe Carnival                    --/--/--          12,000       3%       $  144,000             3%          $12.00       01/31/2011
Dollar Tree                      --/--/--          10,150       3%       $  116,725             3%          $11.50       03/31/2011
Dress Barn                       --/--/--           9,000       2%       $  139,770             3%          $15.53       01/30/2011
TOTAL/WEIGHTED AVERAGE                            321,546      80%       $3,006,463            72%          $ 9.35

Other Tenants                    Various           66,331      16%       $1,170,755            28%          $17.65        Various
Vacant Space                       NAP             15,060       4%       $        0             0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            402,937     100%       $4,177,218           100%          $10.77
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                                       51

-----------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE (1)

                                                                                                                  AVERAGE U/W BASE
                # OF LEASES        TOTAL         % OF TOTAL SF       CUMULATIVE TOTAL SF   CUMULATIVE % OF SF       RENT PER SF
    YEAR          EXPIRING      SF EXPIRING         EXPIRING               EXPIRING              EXPIRING             EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

   Vacant            --           15,060                   4%                  15,060                   4%                  --
    2007              4            6,700                   2%                  21,760                   5%              $21.41
    2008              1            1,400                   0% (2)              23,160                   6%              $16.25
    2009              5 (3)       57,293 (3)              14%                  80,453                  20%              $10.93
    2010              6           76,100                  19%                 156,553                  39%              $ 9.53
    2011             16           91,617                  23%                 248,170                  62%              $14.17
    2012              2           34,187                   8%                 282,357                  70%              $10.23
    2013             --               --                  --                  282,357                  70%                  --
    2014              1           55,580                  14%                 337,937                  84%              $10.90
    2015             --               --                  --                  337,937                  84%                  --
    2016             --               --                  --                  337,937                  84%                  --
 Thereafter           1           65,000                  16%                 402,937                 100%              $ 6.25
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Lease rolling comprises 0.35% of total square footage.

(3)   Orchard Supply Hardware (49,429 square feet): The improvements are not owned by the DRA Retail Portfolio Borrower.

      PROPERTY MANAGEMENT. The DRA Retail Portfolio Properties are managed by
KRC Property Management I, Inc., an affiliate of the DRA Retail Portfolio
Borrower.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. None.

      RELEASE OF PARCELS. At any time after the lockout period of the DRA Retail
Portfolio Loan, the DRA Retail Portfolio Borrower is permitted to obtain a partial release of the Smithtown Property and the Redwood Property, subject to certain conditions including, but not limited to: (i) no event of default may have occurred, (ii) either (a) prepayment of 110% of the allocated loan amount for the partial release property, and payment of the prepayment fee with respect to the principal of the loan prepaid and the other amounts due in connection with the prepayment of the principal of the loan, or (b) a partial defeasance of a portion of the loan in an amount equal to 110% of the allocated loan amount for the partial release property, (iii) the debt service coverage ratio for the remaining properties immediately following such partial release will not be less than 1.25x, (iv) the loan to value ratio for the remaining properties as of the date of the partial release, is equal to or less than the loan to value ratio for the properties (inclusive of the partial release property and any other partial release property) on the disbursement date, (v) the DRA Retail Portfolio
Borrower can also satisfy loan to value ratio and debt service coverage ratio requirements by posting a letter of credit in an amount that would cause the loan to value ratio and debt service coverage ratio requirements to be satisfied and (vi) confirmation from applicable rating agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings.

                                       52

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       53

                       MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN

                           [3 PHOTOS OF AMLI MIDTOWN]

                                       54

                       MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN

                             [MAP OF AMLI MIDTOWN]

                                       55

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                WFB
LOAN PURPOSE:                        Acquisition
ORIGINAL BALANCE:                    $46,800,000
CUT-OFF DATE BALANCE:                $46,800,000
FIRST PAYMENT DATE:                  08/01/2007
INTEREST RATE:                       5.67400%
AMORTIZATION TERM:                   Interest Only
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       07/01/2014
EXPECTED MATURITY BALANCE:           $46,800,000
SPONSOR:                             CMS Private REIT Master Subpartnership,
                                     L.P.

INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     35-payment lockout from the first
                                     payment date, with U.S. treasury
                                     defeasance permitted for the following
                                     45 payments, and open to prepayment
                                     without premium thereafter through
                                     maturity

CUT-OFF DATE BALANCE PER UNIT:       $111,695

UP-FRONT RESERVES:                   RE Taxes:               $694,232

ONGOING RESERVES:                    RE Taxes:               $99,176 / month
                                     Insurance:              $17,157 / month
                                     Replacement: (1)        $6,893 / month

LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Garden
LOCATION:                            Houston, TX
YEAR BUILT/RENOVATED:                1998 / NAP
PERCENT LEASED (AS OF):              99.5% (06/04/2007)
UNITS:                               419
THE COLLATERAL:                      Multifamily property comprised
                                     of 16 buildings located in
                                     Houston, TX

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Rockwell Management Corp.

3RD MOST RECENT NOI (AS OF):         $3,170,056 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $3,321,147 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $3,617,760 (TTM 05/31/2007)
U/W NET OP. INCOME:                  $3,244,791
U/W NET CASH FLOW:                   $3,140,041
U/W OCCUPANCY:                       94.3%
APPRAISED VALUE (AS OF):             $59,000,000 (04/23/2007)
CUT-OFF DATE LTV RATIO:              79.3%
LTV RATIO AT MATURITY:               79.3%
U/W DSCR:                            1.17x
--------------------------------------------------------------------------------

(1)   Ongoing monthly Replacement reserves are required until the borrower has deposited $167,600 (the "Maximum Replacement Amount"). In the event the
      Replacement reserve balance is less than the Maximum Replacement Amount, monthly reserves will again be required until the Maximum Replacement
      Amount is reserved.

THE AMLI MIDTOWN LOAN.

      THE LOAN. The ninth largest loan (the "AMLI Midtown Loan") is a
$46,800,000 mortgage loan secured by the borrower's fee interest in a multifamily property containing 419 units known as AMLI Midtown, located in
Houston, Texas (the "AMLI Midtown Property").

      THE BORROWER. The borrower, Metro Midtown Partners, LP (the "AMLI Midtown
Borrower"), is 99.5% owned by CMS Stonepost Midtown JV, L.P. The carveout guaranty is provided by CMS Private REIT Master Subpartnership, L.P. ("CMS").
Founded in 1969, CMS is a Philadelphia based multifaceted financial services company that has been investing in real estate since the mid 1980's. Since 1992,
CMS has invested in excess of $600 million of capital and currently owns interests in 24,000 multifamily units through a series of seven different funds.
The total real estate portfolio under management through related CMS funds is valued at approximately $2 billion. Additional real estate assets include 17 hotels containing 7,000 rooms, 5 retail centers, 6 condominium developments of approximately 1,300 units, 6 self storage facilities, as well as other commercial real estate projects.

      THE PROPERTY. The AMLI Midtown Property consists of a 419-unit, Class A, garden-style multifamily property. The AMLI Midtown Property was constructed in
1998 and consists of 16 mid-rise apartment buildings and a four-level, 653-space parking structure. Property amenities include a clubhouse, fitness facility, two swimming pools, grill and picnic areas, a business center with an executive conference room, and controlled access gates. The AMLI Midtown Property is located approximately three blocks southwest of the Houston central business district, in the Midtown area of the Montrose / Museum District.

                                       56

      The following table outlines the unit types at the AMLI Midtown Property:

--------------------------------------------------------------------------------
                                                               AVERAGE MONTHLY
UNIT TYPE                    NUMBER OF UNITS    AVERAGE SF      MARKET RENTS
--------------------------------------------------------------------------------
1 Bedroom                          241             734             $  991
2 Bedroom                          166           1,041             $1,345
3 Bedroom                           12           1,378             $1,756
--------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE           419             874             $1,153
--------------------------------------------------------------------------------

      PROPERTY MANAGEMENT. The AMLI Midtown Property is managed by Rockwell
Management Corp. ("RMC"), an unrelated third-party management company.
Headquartered in Houston, RMC is a full-service property management firm that provides services in due diligence, construction management, renovation, marketing, bookkeeping, and property and asset management. RMC currently manages
21 multifamily properties with approximately 6,200 units and 4 office buildings totaling 445,000 square feet throughout Texas.

      ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined loan to value ratio greater than 85% or debt service coverage ratio less than
1.20x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                       57

                     MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE

                          [2 PHOTOS OF 32 SIXTH AVENUE]

                                       58

                     MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE

                            [MAP OF 32 SIXTH AVENUE]

                                       59

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                PMCF
LOAN PURPOSE:                        Refinance
ORIGINAL BALANCE: (1)                $40,000,000
CUT-OFF DATE BALANCE: (1)            $40,000,000
FIRST PAYMENT DATE:                  05/05/2007
INTEREST RATE:                       5.64800%
AMORTIZATION TERM:                   Months 1-60: Interest Only
                                     Months 61-120: 360 months
ARD:                                 No
ANTICIPATED REPAYMENT DATE:          NAP
MATURITY DATE:                       04/05/2017
EXPECTED MATURITY BALANCE: (1)       $37,288,284
SPONSORS:                            Jack Rudin, Beth Rudin DeWoody, Eric C.
                                     Rudin, Madeleine Rudin Johnson, William C.
                                     Rudin, Katherine L. Rudin

INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     48-payment lockout from the first payment
                                     date, with the greater of 1% or yield
                                     maintenance for the following 69
                                     payments, and open to prepayment
                                     without premium thereafter through
                                     the maturity date

CUT-OFF DATE BALANCE PER SF: (1)     $314.55

UP-FRONT RESERVES:                   TI/LC: (2) (3)          $15,719,720
                                     Other: (4)              $6,000,000

ONGOING RESERVES:                    RE Taxes: (5)           Springing
                                     Insurance: (5)          Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):           NAP
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1932 / 2000
PERCENT LEASED (AS OF): (6)          94.7% (03/01/2007)
NET RENTABLE AREA:                   1,144,489
THE COLLATERAL:                      A 28-story urban office building in New
                                     York, NY

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Rudin Management Co., Inc.

3RD MOST RECENT NOI (AS OF):         $21,015,788 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $22,775,258 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $25,683,455 (TTM 12/31/2006)
U/W NET OP. INCOME: (7)              $32,828,876
U/W NET CASH FLOW:                   $31,015,735
U/W OCCUPANCY:                       94.1%
APPRAISED VALUE (AS OF):             $535,000,000 (01/24/2007)
CUT-OFF DATE LTV RATIO: (1)          67.3%
LTV RATIO AT MATURITY: (1)           62.7%
U/W DSCR: (1)                        1.24x
--------------------------------------------------------------------------------

(1)   The $40,000,000 pooled mortgage loan represents an 11.1% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, debt service coverage ratio and Cut-off Date
      Balance per SF numbers presented in the table are based on the total
      $360,000,000 financing.

(2)   The borrower deposited $9,719,720 into a current lease obligations reserve in connection with (i) the remaining leasing costs and leasing commission obligations under existing leases at the property as of the origination date, including, without limitation, under the AMFM Operating, Inc.
      ("AMFM") lease, and (ii) free rent under the AMFM lease (collectively, the
      "Current Lease Obligations"). Provided that no event of default under the loan is continuing, the funds will be released to reimburse borrower for
      Current Lease Obligations incurred by the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(3)   The borrower deposited $6,000,000 into an identified rollover space reserve in connection with the space currently leased to AT&T Corporation
      ("AT&T") under a lease consisting of 215,324 square feet (the "Identified
      Rollover Space"). Provided no event of default under the loan is continuing, all or a portion of the funds in this reserve will be disbursed to the borrower as follows: (i) in the event the AT&T lease is renewed for a term of at least 10 years and at market rental rates, all of the funds in this reserve then being held by lender will be released to the borrower, (ii) in the event that the AT&T lease is not renewed in accordance with the requirements set forth in clause (i) above, upon the borrower's entering into replacement leases covering all or a portion of the Identified Rollover Space (including, without limitation, any renewal lease with AT&T for a renewal term of at least 10 years), the funds in this reserve in an amount equal to the actual leasing costs (including, without limitation, free rent) and leasing commissions incurred by the borrower in connection with such replacement lease up to a cap of
      $30/square foot will be released to the borrower, and (iii) if at any time the borrower has entered into new leases covering all but 40,000 square feet of the Identified Rollover Space, all of the remaining funds in this reserve then being held by lender will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(4)   The borrower deposited $6,000,000 into a vacant space reserve to be used to pay for anticipated future leasing costs and leasing commissions associated with space remaining to be leased at the property as of the origination date. So long as no event of default under the loan is continuing, in the event the borrower enters into new leases covering all but 20,000 square feet of the vacant space, all of the remaining funds in this reserve then being held will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(5)   Real estate taxes and insurance reserves will spring if (i) an event of default under the loan occurs, or (ii) the debt service coverage ratio for each of the two immediately preceding calendar quarters is less than 1.10x until such time as the debt service coverage ratio equals or exceeds 1.15x for two consecutive quarters and no event of default under the loan exists, subject however to the borrower's right to provide cash collateral to supplement net operating income when calculating the debt service coverage ratio.

(6)   AT&T surrendered approximately 48,001 square feet of AT&T's space effective on July 1, 2007, while new leases were signed by CRG West 32
      Avenue of the Americas and New York University for 49,303 square feet and
      32,554 square feet, respectively. See "The Property" herein for additional information. The property is 97.8% leased as of August 7, 2007.

(7)   The increase in U/W Net Op. Income from the Most Recent NOI (TTM
      12/31/2006) is primarily attributed to recent leasing activity at the property, which included new leases, representing 14% of the total NRA and
      14% of the total annualized underwritten base rent, that were signed since
      October 2006.

                                       60

THE 32 SIXTH AVENUE LOAN.

      THE LOAN. The tenth largest loan (the "32 Sixth Avenue Loan") is a
$40,000,000 portion of a first mortgage loan secured by the borrower's fee interest in a 28-story, 1,144,489 square foot office building located in New
York, New York (the "32 Sixth Avenue Property"). The first mortgage loan of
$360,000,000 (the "32 Sixth Avenue Whole Loan") was split into a $320,000,000
A-1 pari passu note ("Note A-1") and a $40,000,000 A-2 pari passu note ("Note
A-2"). Note A-1, which has the same interest rate, maturity date and amortization as the 32 Sixth Avenue Loan, will not be included in the Trust and has been securitized pursuant to the Bear Stearns Commercial Mortgage Securities
Trust 2007-PWR16 transaction.

      THE BORROWER. The borrower, 32 Sixth Avenue Company LLC, is a Delaware limited liability company (the "32 Sixth Avenue Borrower") and is a single purpose entity that owns no material assets other than the 32 Sixth Avenue
Property and related interests. The sole member of the 32 Sixth Avenue Borrower is a single member Delaware limited liability company that is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors of the 32 Sixth Avenue Loan are members of the Rudin family: Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson,
William C. Rudin and Katherine L. Rudin. The Rudin organization is a family-run, private company, with more than 70 years of experience owning and operating commercial real estate in New York City.

      THE PROPERTY. The 32 Sixth Avenue Property is a 28-story office building containing approximately 1,144,489 rentable square feet, and occupies the entire city block bounded by the Avenue of the Americas (Sixth Avenue), Church Street,
Walker Street, and Lispenard Street in New York City. The building consists of
32,797 square feet of grade-level space, 1,106,573 square feet of office/telecom space (approximately 65% office and 35% telecom), and 5,119 square feet of rentable space in the basement and sub-basement levels. The general office space and dedicated telecom space are intermingled throughout the building, and a large portion of the building is leased to tenants occupying full floors. In addition, the 32 Sixth Avenue Property contains 27,328 square feet (2% of total
NRA) of meet-me-room or hub space (also known as the Hub at 32 Sixth), where lines from different telecommunication carriers and network service providers can meet to cross-connect and access multiple data networks from one location.
As of March 1, 2007, the 32 Sixth Avenue Property was approximately 94.7% leased by 23 tenants. Since that time, additional leasing activity has transpired at the 32 Sixth Avenue Property, including AT&T Corporation surrendering approximately 48,001 square feet of its space, and CRG West 32 Avenue of the
Americas and New York University signing new leases for 49,303 square feet and
32,554 square feet, respectively. As of August 7, 2007, the 32 Sixth Avenue
Property was approximately 97.8% leased. Originally constructed in 1932 as the headquarters for AT&T, the building was sold by AT&T to the Rudin family in
1999. Since acquiring the 32 Sixth Avenue Property, the Rudins have invested approximately $92 million in building upgrades, which positioned the building for office and telecommunications/technology tenants.

      More specific information about the 32 Sixth Avenue Property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              % OF TOTAL    ANNUALIZED
                                     CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                        (FITCH/          TENANT    % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
TENANT NAME                         MOODY'S/S&P) (1)    NRA (2)   NRA (3)  BASE RENT ($)      BASE RENT    ($ PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

AT&T Corporation (4)                    A/A2/A          215,324     19%     $ 6,685,002           17%         $31.05      07/31/2010
Qwest Communications Corporation      BB+/Ba3/BB        166,034     15%     $ 7,570,523           19%         $45.60      08/31/2020
AMFM Operating, Inc.                  BB-/Baa3/B+       121,356     11%     $ 4,272,864           11%         $35.21      09/30/2022
MCI Metro Access
  Transmission Services                 A+/A3/A         104,373      9%     $ 3,879,158           10%         $37.17      09/30/2015
Syndicate of the
 Press/Univ. of Cambridge              --/--/--          64,256      6%     $ 1,867,524            5%         $29.06      01/31/2022
VSNL Telecommunications (US) Inc.      --/--/--          60,759      5%     $ 4,059,246           10%         $66.81      04/30/2016
Bartle Bogle Hegarty LLC               --/--/--          43,030      4%     $ 1,322,255            3%         $30.73      11/30/2021
T-Mobile USA, Inc.                     --/--/--          40,382      4%     $ 1,460,834            4%         $36.18      12/31/2018
Bell Canada                           BB-/Baa2/A-        39,111      3%     $ 1,858,596            5%         $47.52      04/30/2016
T-Systems, Inc.                        A-/A3/A-          36,178      3%     $ 1,343,450            3%         $37.13      01/31/2015
TOTAL/WEIGHTED AVERAGE                                  890,803     78%     $34,319,452           86%         $38.53

Other Tenants                           Various         165,678     14%     $ 5,653,183           14%         $34.12       Various
Vacant Space                              NAP            60,680      5%     $         0            0%          $0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                1,117,161     98%     $39,972,635          100%         $37.84
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to
      2022.

(3)   The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

(4)   AT&T has surrendered approximately 48,001 square feet of AT&T's space consisting of the entire seventh floor of the building effective on July
      1, 2007. AT&T was required to pay to the borrower approximately $2,300,000 as consideration for the borrower's accepting the surrender of such space.
      Simultaneously, CRG West 32 Avenue of the Americas (the "replacement tenant") signed a new lease for such space consisting of the entire seventh floor of the building (totaling approximately 49,303 square feet)
      at an initial base rent of $46.50/square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with two 5-year renewal options). The replacement tenant was required to deliver to the borrower as security for its obligations a letter of credit in the original amount of $8,000,000, which is subject to reduction by $1,000,000 per year for 5 years, commencing after the fifth anniversary of the replacement tenant's rent commencement date. On August 7, 2007, New York University signed a new lease for approximately 32,554 square feet consisting of a portion of the twelfth floor of the building at an initial base rent of $39.00/square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with one 5-year renewal option). AT&T's partial surrender of its space and new leasing activity are not reflected in the table above nor included in lender's underwriting. The property is 97.8% leased as of
      August 7, 2007.

                                       61

----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE (1) (2)

                                                                                                                 AVERAGE U/W BASE
                  # OF LEASES                           % OF TOTAL SF     CUMULATIVE TOTAL    CUMULATIVE % OF       RENT PER SF
    YEAR            EXPIRING      TOTAL SF EXPIRING     EXPIRING (3)         SF EXPIRING      SF EXPIRING (3)        EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

   Vacant              --                60,680               5%                60,680               5%                   --
     MTM                1                 1,230               0%                61,910               5%               $23.93
    2007               --                    --               0%                61,910               5%                   --
    2008                1                 1,100               0%                63,010               6%               $38.36
    2009               --                    --               0%                63,010               6%                   --
    2010                1               215,324              19%               278,334              24%               $31.05
    2011               --                    --               0%               278,334              24%                   --
    2012               --                    --               0%               278,334              24%                   --
    2013                1                17,170               2%               295,504              26%               $30.50
    2014               --                    --               0%               295,504              26%                   --
    2015                4               153,931              13%               449,435              39%               $38.11
    2016                4               117,426              10%               566,861              50%               $54.84
 Thereafter            11               550,300              48%             1,117,161              98%               $37.05
----------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Excludes square footage of hub space that totals 27,328 square feet (2% of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to
      2022.

(3)   The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

      PROPERTY MANAGEMENT. The 32 Sixth Avenue Property is managed by Rudin
Management Co., Inc., an affiliate of the 32 Sixth Avenue Borrower.

      ADDITIONAL INDEBTEDNESS. Note A-1 (not included in the Trust) represents an 88.9% pari passu interest in the 32 Sixth Avenue Whole Loan. The pari passu interests in the 32 Sixth Avenue Whole Loan are governed by an intercreditor agreement and are serviced pursuant to the terms of the pooling and servicing agreement relating to the Bear Stearns Commercial Mortgage Securities Trust
2007-PWR16.

      The 32 Sixth Avenue Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000 in the aggregate.
Additionally, mezzanine financing secured by direct or indirect equity interests in the 32 Sixth Avenue Borrower (other than those of its single purpose member)
in an amount up to $10,000,000 is permitted on a one-time only basis, provided that (i) the debt service coverage ratio of the 32 Sixth Avenue Whole Loan is at least 1.35x and the combined debt service coverage ratio, inclusive of the entire 32 Sixth Avenue Whole Loan and the proposed mezzanine debt, is at least
1.25x and (ii) the lender has received written confirmation from each of the rating agencies then rating the Bear Stearns Commercial Mortgage Securities
Trust 2007-PWR16, series 2007-PWR16 Commercial Mortgage Pass-Through
Certificates (the "series 2007-PWR16 certificates") or the series 2007-PWR17 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings on the series
2007-PWR16 certificates or the series 2007-PWR17 certificates.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                       62

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

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include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you
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